Exhibit 10.8

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

COLLABORATION and LICENSE AGREEMENT

between

CRUCELL HOLLAND B.V.

and

BAVARIAN NORDIC A/S

i

ANNEXES

Annex A	Johnson and Johnson Universal Calendar
Annex B	BN Patent Rights (including Joint Patent Rights) and BN Trademarks
Annex C	Crucell Patent Rights (including Joint Patent Rights) and Crucell Trademarks
Annex D	Description of Licensed Product, BN Materials and Crucell Materials
Annex E	Sales and Royalty Report Template
Annex F	Initial Development Plans
Annex G	List of Non Royalty Institutions
Annex H	Joint Program Patent Rights
Annex I	Obligations to Public Health Service under NIH License
Annex J	Johnson & Johnson Policy on the Employment of Young Persons

ii

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

This Collaboration and License Agreement (this “Agreement”) is made and entered into by and between:

CRUCELL HOLLAND B.V., a Dutch company with offices located at Archimedesweg 4, 2333 CN Leiden, the Netherlands, (hereinafter “Crucell”);

and

BAVARIAN-NORDIC A/S (CRV No. 16 27 11 87), a Danish company with offices located at Hejreskovvej 10A, DK-3490 Kvistgård, Denmark, (hereinafter “BN”),

Crucell and BN being hereafter individually referred to as “Party” and collectively as “Parties”.

Recitals

WHEREAS Bavarian Nordic is the owner of a multivalent modified vaccinia Ankara (MVA) vector encoding several Filovirus proteins (the “Multivalent MVA-BN Vector”) and of certain intellectual property relating thereto;

WHEREAS, Crucell is the owner of a monovalent adenovirus26 vector encoding a Zaire strain Ebola protein (the “Monovalent Ad26 ZEBOV Vector”), a multivalent adenovirus 26 vector encoding Filovirus proteins (the “Multivalent Ad26 Vector”) and of certain intellectual property relating to each of the foregoing;

WHEREAS Crucell has entered into a license agreement effective [***]  with the United States National Institutes of Health concerning certain exclusive and non-exclusive licenses to various patent applications and issued patents(bearing NIH reference number[***]), which agreement has been amended by virtue of a first amendment thereto effective [***]  (bearing NIH reference number [***]); and a second amendment thereto effective [***]  (bearing NIH reference number [***]); and a third amendment thereto effective [***]  (bearing NIH reference number [***]);

WHEREAS, Crucell has entered into an agreement dated [***] with the United States National Institutes of Health, National Institute of Allergy and Infectious Diseases concerning supply and testing of certain adenovirus vectors;

WHEREAS Bavarian Nordic and Crucell have each entered into separate Non-Clinical Evaluation Agreements (“NCEA”) dated [***] with Crucell and [***] with BN) with the National Institute of Allergy and Infectious Diseases (“NIAID”), an agency of the U.S. Government for evaluating the usefulness of, in the case of BN, the Multivalent MVA-BN Vector alone and, in the case of Crucell, a Multivalent Ad26 Vector alone, as candidates for vaccines for the prevention of Ebola virus infection;

WHEREAS Crucell and Bavarian Nordic have entered into a letter of understanding effective as of [***] (“LOU”), for the purpose of having NIAID perform (and pay for) a [***] study to evaluate:  (a) Bavarian Nordic’s Multivalent MVA-BN Vector alone as a Filovirus vaccine candidate; and (b) the combination of BN’s Multivalent MVA-BN Vector with a Crucell Multivalent Ad26 vector as a Filovirus vaccine candidate (“Study”);

WHEREAS, on the Effective Date Crucell or an Affiliate of Crucell shall enter into a Subscription Agreement with Bavarian Nordic pursuant to which Crucell or an Affiliate of Crucell shall subscribe for shares in BN and the Parties shall enter into a Development Supply Agreement as defined below.

WHEREAS in view of the Study results, the Parties desire to enter into an agreement for the development and commercialization of vaccine regimens comprising Crucell’s Monovalent Ad26 ZEBOV Vector and Bavarian Nordic’s Multivalent MVA-BN Vector (“ZEBOV Vaccine”) and a Crucell Multivalent Ad26 Vector and Bavarian Nordic’s Multivalent MVA-BN Vector for use against Ebola.

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, the Parties, intending to be legally bound, agree as follows:

Article 1 Definitions

1.1                               “Affiliate” means, with respect to a Party, any entity that is owned by or controlled by, owns or controls or who is under common control with that Party.  For the purpose of this definition, “control” shall mean, direct or indirect, ownership of more than fifty percent (50%) of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or more than fifty percent (50%) of the equity interest in the case of any other type of legal entity, status as a general partner in any partnership, or any other arrangement whereby the entity or person controls, or has the right to control, the board of directors or equivalent governing body of a corporation or other entity, or the ability to cause the direction of the management or policies of a corporation or other entity.

1.2                               “Agreement” is defined in the Preamble.

1.3                               “Agreement Term” means that period of time commencing on the Effective Date and continuing until the date on which this Agreement terminates.

1.4                               “Applicable Law” shall mean the applicable provisions of any and all national, supranational, regional, state and local laws, treaties, statutes, rules, regulations, administrative codes, legally binding guidance, ordinances, judgments, decrees, directives, injunctions, orders, permits (including Marketing Authorizations) of or from any court, arbitrator, Regulatory Authority or government agency or authority having jurisdiction over or related to the subject item, including applicable GMP, GCP, GLP and health care compliance laws, laws pertaining to the protection of the environment, health, and safety, the United States Federal Corrupt Practices Act, export control laws, and laws and regulations pertaining to domestic or international corruption, commercial bribery, fraud, embezzlement, or money-laundering.

1.5                               “Audited Party” shall have that meaning set forth in Section 12.8.

1.6                               “Auditing Party” shall have that meaning set forth in Section 12.8.

1.7                               “Biologics License Application” and “BLA” mean an application for permission to market a biologic product submitted to a Regulatory Authority to obtain Regulatory Approval for marketing a Licensed Product in a country or region.

1.8                               “BN Indemnitee” shall have that meaning set forth in Section 16.2.

1.9                               “BN Intellectual Property” and “BN IP” means BN Patent Rights BN Know-How

1.10                        “BN Know-How” means Know-How concerning modified vaccinia Ankara vectors (including the Multivalent MVA-BN Vector), as well as the manufacture, use and administration thereof, that is Controlled by BN during the Term including BN’s interest in any Program Know-How (including BN’s interest in Joint Program Know-How).  For the sake of clarity, Program Know-How concerning solely either a Multivalent MVA-BN Vector, Multivalent MVA Vector or a Monovalent MVA Vector shall be Sole Program Know-How of BN but Program Know-How of BN explicitly excludes Program Know-How concerning solely either a Monovalent Ad26 ZEBOV Vector, a Multivalent Adenovirus Vector and/or any Multivalent Ad26 Vector or Multivalent Adenovirus Vector, which shall be Program Know-How of Crucell.

1.11                        “BN Patent Rights” means those Patent Rights Controlled by BN and/or its Affiliate(s) during the Term of this Agreement and that covers any Licensed Product or component thereof (including, in each case, its composition, formulation, combination, product by process, or method of use, manufacture, preparation or administration) or that would be necessary or reasonably useful for the Development,,Manufacture, use and/or Commercialization of Licensed Products in the Field.  BN Patent rights shall include BN’s interest in any Joint Program Patent Rights and any Sole Program Patent Rights of BN.  A list of certain BN Patent Rights existing as of the Effective Date is identified in Annex B, which list BN shall update as reasonably requested by Crucell in writing.

1.12                        “BN Materials” means the Multivalent MVA-BN Vector, as well as other biological, chemical, mechanical and other physical materials of BN (and its Affiliates and Sublicensees) that are transferred or otherwise used in performing the activities hereunder, as well as those Program Materials made solely by employees of BN (and its Affiliates and Sublicensees) in performing the activities hereunder but explicitly excludes the Monovalent Ad26 ZEBOV Vector, a Monovalent Adenovirus Vector, a Multivalent Adenovirus Vector and/or any Multivalent Ad26 Vector which shall be Crucell Materials.  As used herein, BN Materials shall include BN’s interest in any Program Materials, including BN’s interest in any Joint Program Materials.

1.13                        “BN Regulatory Filings” means those Regulatory Filings Controlled by BN during the Term.  BN Regulatory Filings includes but is not limited to those Regulatory Filings Controlled by BN concerning the Multivalent MVA-BN Vector.

1.14                        “BN Technology” means BN Materials and BN Know-How.

1.15                        “BN Trademarks” means those trademarks specified in Annex B.

1.16                        “Business Days” means a day other than:  (a) a Saturday or Sunday; or (b) a bank or other public holiday in the Netherlands; or (c) a bank or other public holiday in Denmark.

1.17                        “Calendar Quarter” shall mean a financial calendar quarter based on the Johnson & Johnson Universal Calendar for that year; provided, however, that the first Calendar Quarter for the first Calendar Year shall extend from the Effective Date to the end of the then current Calendar Quarter and the last Calendar Quarter shall extend from the first day of such Calendar Quarter until the effective date of the termination or expiration of this Agreement.

1.18                        “Calendar Year” shall mean a year during the Agreement Term based on the Johnson & Johnson Universal Calendar for that year (a 2014 copy of which is attached as Annex A) used for Crucell’s internal and external business purposes.  The first Calendar Year of the Agreement Term shall begin on the Effective Date and shall end on the last day of then current Johnson & Johnson Universal Calendar Year during which the Effective Date occurs and the last Calendar Year of the Agreement Term shall begin on the first day of the Johnson & Johnson Universal Calendar Year for the year during which termination or expiration of the Agreement will occur, and the last day of such Calendar Year shall be the effective date of such termination or expiration.

1.19                        “Change of Control” shall mean an acquisition by a Third Party directly or indirectly, of more than fifty percent (50%) of the shares of stock entitled to vote for the election of directors in the case of a corporation, or more than fifty percent (50%) of the equity interest in the case of any other type of legal entity (or if the jurisdiction where such corporation or other entity is domiciled prohibits foreign ownership of such entity, the maximum foreign ownership interest permitted under such laws, provided that such ownership interest provides actual control over such entity), status as a general partner in any partnership, or any other arrangement whereby an entity controls or has the right to control the Board of Directors or equivalent governing body of the entity.

1.20                        “Claim” means all Third Party demands, claims, actions, proceedings and liability (whether criminal or civil, in contract, tort or otherwise) for losses, damages, reasonable legal costs and other reasonable expenses of any nature.

1.21                        “Commercialize” and “Commercialization” mean all activities directed to Manufacturing, launching, marketing, promotion, educating, distribution, detailing, stockpiling, using, or sale of a Licensed Product (as well as importing and exporting activities in connection therewith) prior to and following receipt of Marketing Authorization for the Licensed Product in the relevant country, as well as all medical affairs activities, and all activities directed to Phase 4 Studies.

1.22                        “Commercially Reasonable Efforts” means:  (a) where applied to carrying out specific tasks and obligations of a Party under this Agreement, expending reasonable, diligent, good faith efforts and resources to accomplish such task or obligation (on its own and/or acting through any of its Affiliates or Sublicensees); and (b) as applicable in this Agreement, those efforts and resources commonly used by a Party to develop or commercialize a similar type of product of similar market and profit potential, for a vaccine used in a similar manner (for example, prophylactic vs prophylactic, therapeutic vs therapeutics, injectable vs injectable) and at a similar stage of development and product life cycle, based on scientific, legal, intellectual property, technical, medical, efficacy, safety, regulatory, competitiveness, commercial and other relevant conditions then prevailing.  Commercially Reasonable Efforts shall be determined on a Licensed Product-by- Licensed Product basis.

1.23                        “Confidential Information” means, all proprietary and unpublished information and data of a financial, legal, commercial, business, operational, scientific or technical nature which either:  (a) the Disclosing Party or any of its Affiliates has supplied or otherwise made available (either orally, in writing or in electronic form) to the other Party or any of its Affiliates; or (b) a Party has generated in the course of the collaboration under this Agreement.  In addition, and except as otherwise provided for herein, and then only to the extent necessary, the terms of this Agreement are to be kept confidential.

1.24                        “Control”, “Controls,” “Controlled” or “Controlling” shall mean; in respect of any Patent Rights or Confidential Information or other intellectual property rights whether owned by or licensed to an entity, the possession of the legal right and ability to grant the respective rights, licenses or sublicenses as provided in this Agreement without violating the terms of any agreement or other arrangement with any Third Party, or misappropriating the proprietary or trade secret information of a Third Party.

1.25                        “Crucell Indemnitee” shall have that meaning set forth in Section 16.1.

1.26                        “Crucell Intellectual Property” means Crucell Patent Rights and Crucell Know-How.

“Crucell Know-How” means that Know-How concerning adenovirus26 vectors (including the Monovalent Ad26 ZEBOV Vector, a Monovalent Adenovirus Vector, a Multivalent Adenovirus Vector and/or any Multivalent Ad26 Vector), as well as the manufacture, use and administration thereof, that is Controlled by Crucell during the Term, including Crucell’s interest in any Program Know-How (including Crucell’s interest in any Joint Program Know-How).  For the sake of clarity Program Know-How concerning solely either a Monovalent Ad26 ZEBOV Vector, a Monovalent Adenovirus Vector, a Multivalent Adenovirus Vector and/or any Multivalent Ad26 Vector shall be Sole Program Know-How of Crucell but Program Know-How of Crucell explicitly excludes Program Know-How concerning solely either a a Multivalent MVA-BN Vector, Multivalent MVA Vector or a Monovalent MVA Vector, which shall be Program Know-How of BN.

1.27                        “Crucell Patent Rights” means those Patent Rights Controlled by Crucell during the Term of this Agreement and that cover any Licensed Product or component thereof (including, in each case, its composition, formulation, combination, product by process, or method of use, manufacture, preparation or administration) or that would be necessary or reasonably useful for the Development, Manufacture, use and/or Commercialization of Licensed Products in the Field.  Crucell Patent Rights shall include Crucell’s interest in any Joint Program Patent Rights and any Sole Program Patent Rights of Crucell.  A list of certain Crucell Patent Rights existing as of the Effective Date is identified in Annex C, which list Annex C, which list Crucell shall update as reasonably requested by BN in writing.

1.28                        “Crucell Materials” means Monovalent Ad26 ZEBOV Vector, a Monovalent Adenovirus Vector, a Multivalent Adenovirus Vector and/or any Multivalent Ad26 Vector, as well as other biological, chemical, mechanical and other physical materials of Crucell (and its Affiliates and Sublicensees) that are transferred or otherwise used in performing the activities hereunder, as well as those Program Materials made solely by employees of Crucell (and its Affiliates and Sublicensees) in performing the activities hereunder but explicitly excludes the a Multivalent MVA-BN Vector, Multivalent MVA Vector or a Monovalent MVA Vector which shall be BN Materials.  As used herein, Crucell Materials shall include Crucell’s interest in any Program Materials, including Crucell’s interest in any Joint Program Materials.

1.29                        “Crucell Regulatory Filings” means those Regulatory Filings Controlled by Crucell during the Term.  Crucell Regulatory Filings includes but is not limited to those Regulatory Filings Controlled by Crucell concerning the Monovalent Ad26 ZEBOV Vector, a Monovalent Adenovirus Vector, a Multivalent Adenovirus Vector and/or any Multivalent Ad26 Vector.

1.30                        “Crucell Technology” means Crucell Materials and Crucell Know-How.

1.31                        “Crucell Trademarks” means those trademarks specified in Annex C.

1.32                        “Currency Hedge Rate” means that rate calculated as a weighted average hedge rate of the outstanding external foreign currency forward hedge contract(s) of Johnson & Johnson’s Global Treasury Services Center (GTSC) and its Affiliates with third party banks.  The hedge contract(s) is entered into to protect the transactional foreign exchange risk exposures of Crucell by reducing the impact of foreign currency volatility through a systematic build-up of a yearly Currency Hedge Rate(s).

1.33                        “Derivatives” shall mean any or all of the following:

(a)                                 unmodified descendants of either a Monovalent Ad26 ZEBOV Vector, a Monovalent Adenovirus Vector, a Multivalent Adenovirus Vector and/or any Multivalent Ad26 Vector, a Multivalent MVA-BN Vector, Multivalent MVA Vector or a Monovalent MVA Vector, as appropriate;

(b)                                 substances, including modified descendants, created from or using a Monovalent Ad26 ZEBOV Vector, a Monovalent Adenovirus Vector, a Multivalent Adenovirus Vector and/or any Multivalent Ad26 Vector, a Multivalent MVA-BN Vector, Multivalent MVA Vector or a Monovalent MVA Vector, as appropriate, or that are expressed by either a Monovalent Ad26 ZEBOV Vector, a Monovalent Adenovirus Vector, a Multivalent Adenovirus Vector and/or any Multivalent Ad26 Vector, a Multivalent MVA-BN Vector, Multivalent MVA Vector or a Monovalent MVA Vector, as appropriate; and

(c)                                  substances created which contain/incorporate either a Monovalent Ad26 ZEBOV Vector, a Monovalent Adenovirus Vector, a Multivalent Adenovirus Vector and/or any Multivalent Ad26 Vector, a Multivalent MVA-BN Vector, Multivalent MVA Vector or a Monovalent MVA Vector, as appropriate, or components thereof.

1.34                        “Develop” and “Development” means the collaborative development program, to secure Regulatory Approval for the Licensed Products, as set out in more detail in the Development Plan.

1.35                        “Development Plan” means the plan for development (including scientific development, as well as clinical and regulatory development) of a Licensed Product in the Development Program, wherein the activities to be performed by each Party during Development, as well as the timelines, milestones, resource planning, budgets, etc., associated therewith are set forth.  Such plan may be updated from time to time in accordance with the provisions of Section 3.2.

1.36                        “Development Program” means the collaborative research & development program, to produce the Licensed Product, as set out in more detail in the Development Plans.

1.37                        “Discloser” shall have that meaning set forth in Section 14.1.

1.38                        “Dispute” mean an issue relating to or arising out of the validity (including any Claim of inducement of this Agreement by fraud or otherwise), application, interpretation or construction of, or the compliance with or breach of, or termination of this Agreement or any ancillary agreement or any other matter designated hereunder or under any ancillary agreement for decision by the Parties or their respective Affiliates.

1.39                        “Effective Date” means 22 October 2014.

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

1.40                        “Facilities” means those facilities for the development and/or Manufacture of either the Monovalent Ad26 ZEBOV Vector, a Monovalent Adenovirus Vector, a Multivalent Adenovirus Vector and/or any Multivalent Ad26 Vector, a Multivalent MVA-BN Vector, Multivalent MVA Vector or a Monovalent MVA Vectoror Licensed Products, as the case may be.

1.41                        “Field” means all uses in the diagnosis, treatment and/or prophylaxis Filovirus infection.  For the avoidance of doubt the Field does not include the treatment or prophylaxis of any infection by a virus which is not a Filovirus.

1.42                        “Filovirus” means strains of any of the Ebola, Marburg and/or Cueva viruses.

1.43                        “First Commercial Sale” shall mean the first sale in an arm’s length transaction and shipment of a Licensed Product for which a royalty is due pursuant to Section 11.2(b) to a Third Party by Crucell and its Affiliates or Sublicensees in the Field in the Territory.  For the avoidance of doubt, a sale for of a Licensed Product for which no royalty is due pursuant to Section 11.2(a), shall not constitute a First Commercial Sale for purposes of this Agreement.

1.44                        “FTE” means one employee full time for one year or more than one person working the equivalent of a full-time person, working directly on performing development activities according to the Development Plan, where “full-time” is determined in accordance with the applicable employment regulation for each relevant employee or, in the absence of such regulation, [***] hours.  FTE costs shall be calculate at an FTE rate of [***] increased by the Danish Consumer Prices Index as published by Statistics Denmark from 1 January 2016.

1.45                        “Good Clinical Practices” and “GCP” means, as of a given point in time and regulatory jurisdiction, then-current good clinical practices in accordance with the regulations and standards required by applicable Regulatory Authority(ies) in the applicable country/region.

1.46                        “Good Laboratory Practices” and “GLP” means, as of a given point in time and regulatory jurisdiction, then-current good laboratory practices in accordance with the regulations and standards required by applicable Regulatory Authority(ies) in the applicable country/region.

1.47                        “Good Manufacturing Practices” and “GMP” means, as of a given point in time and regulatory jurisdiction, then-current good manufacturing practices in accordance with the regulations and standards required by applicable Regulatory Authority(ies) in the applicable country/region.

1.48                        “Government Authority” means any federal, state, national, state, provincial or local government, or political subdivision thereof, or any multinational organization or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof, or any governmental arbitrator or arbitral body).

1.49                        “Indemnitee” shall have that meaning set forth in Section16.3.

1.50                        “Indemnitor” shall have that meaning set forth in Section 16.3.

1.51                        “Initial Development Plan” shall mean:  (i) the initial Development Plan for the initial Licensed Product having a Monovalent Ad26 ZEBOV Vector and a Multivalent MVA-BN Vector; and/or (ii) the initial Development Plan for the initial Licensed Product having a Multivalent Ad26 Vector and a Multivalent MVA-BN Vector; each as described in Section 4.2 attached as Annex F and “Initial Development Plans” shall means each aforementioned Initial Development Plan collectively.

1.52                        “Invention” means any improvement to, or modification, whether patentable or not, of, the Monovalent Ad26 ZEBOV Vector, a Monovalent Adenovirus Vector, a Multivalent Adenovirus Vector and/or any Multivalent Ad26 Vector, a Multivalent MVA-BN Vector, Multivalent MVA Vector or a Monovalent MVA Vector or the manufacture, use or administration of either or all of them, individually or combined in any manner as part of the Licensed Product, which is conceived and/or reduced to practice by the Parties, either individually or jointly in any combination, during and as part of the Development Plan and/or of Commercialization.

1.53                        “Johnson & Johnson Universal Calendar” means that universal calendar that is set forth in Annex A.

1.54                        “Joint Patent Rights” means those Patent Rights specified in the Section labelled “Joint Patent Rights” in Annexes B and C.

1.55                        “Joint Program Intellectual Property” means Joint Program Patent Rights and Joint Program Know-How.

1.56                        “Joint Program Inventions” means Program Inventions made by at least one BN employee and at least one Crucell employee during the course of, and as part of, any of the Development Programs and Commercialization.  For the sake of clarity, Joint Program Inventions explicitly excludes Program Inventions concerning solely the a Multivalent MVA-BN Vector, Multivalent MVA Vector or a Monovalent MVA Vector, which shall be Sole Program Inventions of BN and Program Inventions concerning solely either the Monovalent Ad26 ZEBOV Vector, a Monovalent Adenovirus Vector, a Multivalent Adenovirus Vector and/or any Multivalent Ad26 Vector, which shall be Sole Program Inventions of Crucell.

1.57                        “Joint Program Know How” shall have that meaning set forth in Section 10.3(b).  Joint Program Know-How shall include any Know-How that relates to the combined regime of

1.58                        “Joint Program Materials” means those biological, chemical, mechanical and other physical materials that are made by employees of both Crucell (and its Affiliates and Sublicensees) and BN (and its Affiliates and Sublicensees) in performing the activities according to the Development Plan.

1.59                        “Joint Program Patent Rights” shall have that meaning set forth in Section 10.2(b).  Joint Program Patent Rights shall be listed in Annex H, which shall be updated from time to time, as set forth in Section 10.2(b).

1.60                        “Joint Program Technology” means Joint Program Materials and Joint Program Know-How.

1.61                        “Joint Steering Committee” means that committee of the same name, established and operating pursuant to the provisions of Section 3.1 of this Agreement.

1.62                        “Know-How” means any information and materials that are not publicly known, including preclinical and clinical data, Regulatory Filings, other regulatory submissions and correspondence, manufacturing information and processes (including any and all information included in the Chemistry, Manufacturing and Control section of any Regulatory Filing or equivalent thereof), formulations, discoveries, improvements, modifications, processes, methods, protocols, formulae, data, procedures, culture medium and growth conditions, results and specifications, inventions, know-how and trade secrets, patentable or otherwise, but excluding any Patents.

1.63                        “Licensed Product” means a Filovirus vaccine Developed or Commercialized under the terms of this Agreement comprising a multivalent modified vaccinia Ankara vector and either a monovalent adenovirus vector and/or a multivalent adenovirus vector in each case that encodes at least one antigen from a Filovirus.

1.64                        “Manufacture” shall mean, with respect to a Licensed Product, those activities directed to the manufacturing, processing (including cell culturing), formulating, filling, primary and secondary packaging, holding (including storage), and quality control testing (including release) analytical method development, scale-up, validation and release of such Licensed Product or any component thereof.  As used herein, Manufacturing may refer to any or all of the foregoing activities, as applicable.

1.65                        “Marketing Authorization” or “MA” means, with respect to each country for each Licensed Product, the Regulatory Approval issued by the applicable competent Regulatory Authority in such country allowing for the Commercialization of such Licensed Product in such country.

1.66                        “Monovalent Ad26 ZEBOV Vector” means that vector (and components thereof) referred to in the Recitals and specified in Annex D, as well as Derivatives thereof that are either:  (i) made under this Agreement; or (ii) made outside this Agreement and mutually agreed to be used in the Development Program.

1.67                        “Monovalent Adenovirus Vector” means a vector (and components thereof) derived from an adenovirus that encodes an antigen from one Filoviridae genus.

1.68                        “Multivalent Ad26 Vector” means those vectors (and components thereof) referred to in the Recitals and specified in Annex D, as well as Derivatives thereof that are either:  (i) made under this Agreement; or (ii) made outside this Agreement and mutually agreed to be used in the Development Program.

1.69                        “Multivalent Adenovirus Vector” means a vector (and components thereof) derived from an adenovirus that encodes an antigen from more than one Filoviridae genus.

1.70                        “Monovalent MVA Vector” means a vector (and components thereof) derived from an modified vaccinia Ankara virus that encodes an antigen from one Filoviridae genus.

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

1.71                        “Multivalent MVA-BN Vector” means that vector (and components thereof) referred to in the Recitals and specified in Annex D, as well as Derivatives thereof that are either:  (i) made under this Agreement; or (ii) made outside this Agreement and mutually agreed to be used in the Development Program.

1.72                        Multivalent MVA Vector” means a vector (and components thereof) derived from an modified vaccinia Ankara virus that encodes an antigen from more than one Filoviridae genus

1.73                        “Net Sales” means, with respect to any Licensed Product, the gross amount invoiced by Crucell, its Affiliates or Sublicensees for sales in the Territory of such Licensed Product to a Third Party purchaser in an arms-length transaction less the following deductions, determined in accordance with US generally accepted accounting principles consistently applied and with its internal policies and procedures and accounting standards, to the extent specifically allocated to such Licensed Product and actually taken, paid, accrued, allowed, included or allocated based on good faith estimates in the gross sales prices with respect to such sales:

(a)                                 [***];

(b)                                 [***] on the sale of the Licensed Product to the extent [***];

(c)                                  [***];

(d)                                 [***];

(e)                                  [***];

(f)                                   [***].

All aforementioned deductions shall only be allowable to the [***], and in compliance with laws and regulations as well as Johnson & Johnsons Healthcare Compliance and other relevant policies, and shall be determined, on a country-by-country basis, as incurred in the ordinary course of business in type and amount consistent with the business practices of Crucell and its Affiliates, or Sublicensees (as the case may be) as applied across its product lines and accounting standards and verifiable based on its internal sales reporting system.  All such discounts, allowances, credits, rebates, and other deductions shall be fairly and equitably allocated to the Licensed Product and other products of Crucell and its Affiliates and Sublicensees, such that Licensed Product does not bear a disproportionate portion of such deductions.

Sales between Crucell and its Affiliates or Sublicensees shall be disregarded for purposes of calculating Net Sales.

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

1.74                        “NIH License” means that license agreement effective [***] (and having NIH reference number [***]) between, on the one hand, [***], concerning exclusive and non-exclusive licenses to various patent applications and issued patents, as amended by a first amendment [***]; and a second amendment [***]; and a third amendment [***].

1.75                        “Notice” shall have that meaning as set forth in Section 18.6 and “Notify” shall be the process of one Party informing another Party of an event hereunder by giving Notice.

1.76                        “Operations Committee” means that committee of the same name, established and operating pursuant to the provisions of Section 3.2 of this Agreement.

1.77                        “Out-Of-Pocket Expenses” means amounts paid to Third Party vendors or contractors, for services or materials provided by them directly in the performance of activities under this Agreement to the extent such services or materials apply directly to the Development Program and/or Licensed Products.  Out-of-Pocket Costs do not include payments for internal:  salaries or benefits; facilities; utilities; general office or facility supplies; insurance; information technology, capital expenditures or the like internal expenses.

1.78                        “Outbreak” means the outbreak of the Ebola Zaire strain existing as at the Effective Date or thereafter during the Term of this Agreement which shall be considered to have ended on the earlier of (i) no cases of Ebola being reported for a period of [***] and (ii) Regulatory Approval of a Licensed Product.

1.79                        “Party” and “Parties” shall have that meaning as set forth in the Preamble.

1.80                        “Patent Rights” means all patents and patent applications (which for the purpose of this Agreement shall be deemed to include certificates of invention and applications for certificates of invention), including all divisionals, continuations, substitutions, continuations-in-part, re-examinations, reissues, additions, renewals, revalidations, registrations, pediatric exclusivity periods and Patent Term Extensions in jurisdictions that grants these rights and the like of any such patents and patent applications, and any and all foreign equivalents of the foregoing in jurisdictions that grants these rights.

1.81                        “Patent Term Extension” means any term extensions, supplementary protection certificates, and equivalents thereof offering patent or patent-like protection beyond the initial term with respect to any issued patents.

1.82                        “Pharmacovigilance Agreement” means that pharmacovigilance and adverse event reporting agreement setting forth the worldwide pharmacovigilance procedures for the Parties with respect to the Product, such as safety data sharing, adverse events reporting and prescription events monitoring.

1.83                        “Phase 1” means a controlled human clinical trial of a compound or product that would satisfy the requirements of 21 CFR 312.21(a) or its foreign equivalents.

1.84                        “Phase 2” means a controlled human clinical trial of a compound or product that would satisfy the requirements of 21 CFR 312.21(b) or its foreign equivalents.

1.85                        “Phase 3” means a controlled or uncontrolled human clinical trial of a compound or product that would satisfy the requirements of 21 CFR 312.21(c) or its foreign equivalents.

1.86                        “Phase 4” means any study or data collection effort in respect to any compound or product for a particular indication that is initiated after receipt of a BLA for the compound or product for such indication.

1.87                        “Program Intellectual Property” means Program Patent Rights and Program Know-How.

1.88                        “Program Inventions” means Inventions and other intellectual property rights conceived and/or reduced to practice in connection with either the Development Program and/or Commercialization.

1.89                        “Program Know-How” means Know-How generated by either:  (a) Crucell, and/or its Affiliates and/or Sublicensees ; and/or (b) BN or its Affiliates, each in conducting activities under the Development Program and/or Commercialization.  For the sake of clarity, Program Know-How concerning solely a Multivalent MVA-BN Vector, Multivalent MVA Vector or a Monovalent MVA Vector shall be Sole Program Know-How of BN and Program Know-How concerning solely either a Monovalent Ad26 ZEBOV Vector, a Monovalent Adenovirus Vector, a Multivalent Adenovirus Vector and/or any Multivalent Ad26 Vector shall be Sole Program Know-How of Crucell.  As used herein, Program Know-How includes Joint Program Know-How.

1.90                        “Program Materials” means collectively:  (a) Crucell Materials and (b) BN Materials; and (c) Joint Program Materials.  For the sake of clarity, (1) BN shall have full title to any Program Materials concerning the Multivalent MVA-BN Vector, Multivalent MVA Vector or a Monovalent MVA Vector but not either the Monovalent Ad26 ZEBOV Vector and/or a Monovalent Adenovirus Vector, and/or a Multivalent Adenovirus Vector and/or any Multivalent Ad26 Vector, and such Program Materials shall thereafter be treated as Program Materials of BN; and (2) Crucell shall have full title to any Program Materials concerning the Monovalent Ad26 ZEBOV Vector and/or a Monovalent Adenovirus Vector, and/or a Multivalent Adenovirus Vector and/or any Multivalent Ad26 Vector but not the Multivalent MVA-BN Vector, and\or Multivalent MVA Vector and\or a Monovalent MVA Vector and such Program Materials shall thereafter be treated as Program Materials of Crucell.

1.91                        “Program Patent Rights” means those Patent Rights claiming or disclosing Program Inventions first conceived or reduced to practice in conducting activities under the Development Program and/or Commercialization.  As used herein, Program Patent Rights includes Joint Patent Rights.

1.92                        “Program Technology” means Program Materials and Program Know-How made or generated by either Crucell, its Affiliates and Sublicensees or BN and its Affiliates in conducting activities under either the Development Program or Commercialization.  As used herein, Program Technology includes Joint Program Technology.

1.93                        “Purpose” shall have the meaning as set forth in Section 2.1.

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

1.94                        “Recipient” shall have that meaning set forth in Section 14.1.

1.95                        “Regulatory Approval” means, with respect to a Licensed Product in any country or jurisdiction, the approvals by the applicable Regulatory Authority in such country or jurisdiction necessary for the Manufacture and/or Development and/or Commercialization (as applicable) of the Licensed Products in that country or jurisdiction.  For the avoidance of doubt, Regulatory Approval includes pricing or reimbursement approvals.

1.96                        “Regulatory Authority” means any applicable Government Authority responsible for granting Regulatory Approvals for Licensed Products, including the United States FDA, European Medicines Agency, the World Health Organization and/or the Japanese Ministry of Health and Welfare and any relevant corresponding supranational, national or regional regulatory authorities.

1.97                        “Regulatory Filings” means, with respect to any Licensed Product, any submission to a Regulatory Authority of any appropriate regulatory application specific to the Licensed Product or the use or making thereof, and shall include any submission to a regulatory advisory board and any supplement or amendment thereto.  “Regulatory Filings” includes any IND, BLA and any Marketing Approval Application.

1.98                        “Royalty Term” means, [***].

1.99                        “Safety Data Exchange” means the processes and system for the exchanging of safety data among the Parties as set forth in Annex F.

1.100                 “Sales and Royalty Report” shall have that meaning set forth in Section 12.1

1.101                 “Sole Program Inventions” shall means those inventions made solely by the employees, Affiliates or Sublicensees of one Party during the course of, and as part of, any of the Development Programs and Commercialization.  For the sake of clarity, Sole Program Inventions concerning solely the a Multivalent MVA-BN Vector, Multivalent MVA Vector or a Monovalent MVA Vector shall be Sole Program Inventions of BN and Sole Program Inventions concerning solely either the Monovalent Ad26 ZEBOV Vector, a Monovalent Adenovirus Vector, a Multivalent Adenovirus Vector and/or any Multivalent Ad26 Vector shall be Sole Program Inventions of Crucell regardless of which Party employed the inventors in respect of such Sole Program Inventions.

1.102                 “Sole Program Know-How” shall have that meaning set forth in Section 10.3(a).

1.103                 “Sole Program Patent Rights” shall have that meaning set forth in Section 10.2(a).

1.104                 “Sublicensee” shall mean, with respect to a particular Licensed Product, a Third Party to whom Crucell has granted a license to offer to make, sell, import, use or offer for sell such Licensed Product for administration to human subjects.

1.105                 “Supply Agreements” means the Development Supply Agreement and the Commercialization Supply Agreement each as defined in Section 7.3(a) and Supply Agreement shall mean either of them as the context requires.

1.106                 “Tax” or “Taxes” means any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including any interest thereon).

1.107                 “Term” shall have the meaning set forth in Section 17.1 herein.

1.108                 “Territory” means the world.

1.109                 “Third Party” means any entity or person other than a Party, or an Affiliate of a Party or a Sublicensee.

1.110                 “Valid Claim” shall mean a claim in any applicable Patent Right, which claim has not expired or been held invalid or unenforceable by a non-appealed or unappealable decision by a court or other appropriate body of competent jurisdiction, and which is not admitted to be invalid through disclaimer or dedication to the public.

Article 2 Collaboration Overview

2.1                               Purpose.  The purpose of this Agreement is to define the terms under which Crucell and BN will collaborate in the Development, Manufacture and Commercialization of Licensed Products (“Purpose”).

2.2                               Scope.  The activities that are to be conducted to achieve the purpose of this Agreement include Development activities, Manufacturing activities and Commercialization activities, as follows:

(a)                                 In Development, the Parties will perform various activities using the Crucell Technology, Crucell IP, the BN IP and the BN Technology according to a mutually-agreed upon Development Plan to Develop Licensed Products that may be released for emergency use authorization.  It is desired, but not required, that these Licensed Products also meet World Health Organization (“WHO”) prequalification requirements so as to enable Crucell to register the Licensed Products in the Field and the Territory and to apply for WHO prequalification for the Licensed Products (as set out in Section 4.4 of this Agreement).  The foregoing activities include, but are not limited to:

(1)                                 making clinical supplies of their respective materials for the development work;

(2)                                 cooperating to secure external funding for development costs;

(3)                                 performing an additional Phase 1/2 study with a candidate Licensed Product; and

(4)                                 applying for Marketing Authorization for the candidate Licensed Product.

(b)                                 In Commercialization, the Parties will perform various activities with the Licensed Products, so that Crucell can Commercialize the Licensed Products in the Field and the Territory; and

(c)                                  In both Development and Commercialization, the Parties will perform various activities using the Crucell Technology and the BN Technology to Develop a process to Manufacture Licensed Product and to then Manufacture Licensed Product for Development and Commercialization

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

2.3                               Other Project.  Nothing in this Agreement shall prevent the Parties from continuing or establishing other programs for the development of Filovirus vaccines or vaccines against any other viruses provided such do not conflict with the exclusivity granted according to this Agreement.  Notwithstanding anything to the contrary in this Agreement, BN shall, subject to the provisions of Section 9.6, be free to undertake any development or commercialization of any (i) Monovalent MVA Vector, Multivalent MVA Vector or Multivalent MVA-BN Vector against Filovirus combined with virus approaches (including pox viruses) that are not adenovirus based.; (ii) any monovalent vaccine against a Filovirus that are not adenovirus based; and (iii) any vaccine regardless of the vector against a virus that is not a Filovirus.

Article 3 Governance

3.1                               Joint Steering Committee

(a)                                 Committee Responsibilities.  Crucell and BN will establish a Joint Steering Committee (JSC) that will:

(1)                                 evaluate the progress of, and approve changes to, the Development Plans;

(2)                                 serve as a forum to discuss strategic and material issues that arise during Development and Commercialization, including the BN budgets and/or costs; and

(3)                                 review and resolve deadlocks of the Operations Committee.

(b)                                 Membership.  The JSC shall be comprised of two representatives from each of Crucell and BN, being senior business persons from Crucell and BN, with the necessary authority to make decisions on the issues that shall be handled by the JSC, as provided for herein.  The initial members of the JSC shall be appointed by each Party within one (1) week of the Effective Date.  BN and Crucell may replace its JSC representatives at any time, with written notice to the other Party.

(c)                                                                                  Decision-Making.  The JSC shall strive to obtain unanimity in all its decisions in relation to its responsibilities as defined in Section 3.1.  In case no unanimous decision can be reached in the JSC, then:  (1) if the matter involves Development activities funded by a party other than Crucell, then each Party shall be entitled to refer the matter to a senior executive designated by each Party (but who is not a member of the JSC or the Operations Committee), who shall use their good faith efforts to mutually agree upon the proper course of action to resolve the matter.  In the event said executives are unable to resolve such matter or agree upon a mechanism to resolve such matter within [***] of the referral to said executives resolution under this Section 3.1(c), then subject to 3.1(d) below, the Parties shall resolve such matter in accordance with Section 18.13; (2) if the matter involves the Manufacture of a Multivalent MVA-BN Vector, Multivalent MVA Vector or a Monovalent MVA Vector, subject to 3.1(d) below, BN shall have the final decision making authority subject to the change control terms of the Supply Agreements or the associated Quality Agreements; and (3) if the matter involves Development activities funded unilaterally by Crucell or Commercialization, then subject to 3.1(d) below, Crucell shall have final decision-making authority relative thereto.  For the avoidance of doubt, this right shall not reduce Crucell’s obligations to use Commercially Reasonable Efforts to Develop and Commercialize Licensed Products.

(d)                                 Notwithstanding any other term of this Agreement neither Party may use its final decision making authority in the JSC or Operations Committee to require the other Party to apply more FTEs than provided for in the relevant Development Plan or to spend more money than is provided for in the relevant Development Plan.

(e)                                  After the end of Development Program for a Licensed Product, the JSC will:  (i) serve as a forum for the exchange of information and assistance concerning the Licensed Product and Commercialization; (ii) participate in the management and resolution of conflicts between the Parties; and (iii) approve publications.

(f)                                   Committee Meetings.  During the Agreement Term, the JSC shall meet at least two times each Calendar Year, either through a conference call or a face-to-face meeting, at least one of said meetings to be held in a manner and location alternating between BN’s choosing and Crucell’s choosing.  Moreover, the Parties agree to meet in person or through a conference call as necessary to further the goals of the Development Program and Commercialization.  The Parties agree that the first meeting of the JSC shall take place no later than one (1) month from signing this Agreement and, at the end of each JSC meeting, to plan the next meeting.  In the event that a Party would like to postpone a JSC meeting, it shall so inform the other Party in a timely manner prior to the date of such planned JSC meeting by notification given to the other Party.  However, a JSC meeting cannot be postponed for more than four (4) weeks if the other Party does not consent to such longer postponement.

3.2                               Operations Committee

(a)                                 Committee Responsibilities.  Crucell and BN will establish a joint Operations Committee that will evaluate the progress of the applicable Development Plan and any changes proposed to the applicable Development Plan, in so far as such changes materially impact any of the following:

(1)                                 the Licensed Products that are included in the Development Plans (i.e., the introduction of a new Licensed Product or the termination of Development of a Licensed Product);

(2)                                 the timelines established for completing the activities under the Development Plans; and

(3)                                 the duties or responsibilities of either Party under the Development Plans.

Such changes shall be subject to approval by the JSC.

Communications between the Parties shall be managed through the Operations Committee.

(b)                                 Membership.  The Operations Committee shall be comprised of an equal number of voting representatives from each of Crucell and BN.  The exact number of such representatives shall be at least two (2) for each of Crucell and BN, and shall include from each Party, at least one senior business person and the principle senior manager in charge of the collaboration.  The initial members of the Operations Committee shall be appointed by each Party within one (1) week of the Effective Date.  BN and Crucell may replace its Operations Committee representatives at any time, with written notice to the other Party.  The Parties agree that, in addition to the members of the Operations Committee appointed by each Party, participation by certain additional employees, agents or (other) representatives of their respective companies may be necessary or desirable from time to time, depending upon the subject matter to be discussed at a given meeting.  In such event, the Party that wishes that an extra representative attend such Operations Committee meeting, shall without undue delay Notify the other Party in advance of such meeting and shall be responsible for all costs associated with such person’s participation.  For the avoidance of doubt, such invited persons shall not be considered members of the Operations Committee and, thus, will have no vote on any decisions to be taken by the Operations Committee.

(c)                                  Decision-Making.  The Operations Committee shall strive to obtain unanimity in all its decisions in relation to its responsibilities a defined in Section 3.2(a).  Nonetheless, the Operations Committee will make decisions by majority vote.  In case no decision can be reached in the Operations Committee, escalation shall be made to the Joint Steering Committee for resolution.

(d)                                 Sub-Committees.  From time to time, the Operations Committee may establish subcommittees to which it can delegate the responsibilities of the Operations Committee for particular projects or activities in or for the Development Program, Regulatory Affairs and Manufacturing, as further specified below herein, and such subcommittees will be constituted as the Operations Committee agrees.

(e)                                  Committee Meetings.

(1)                                 During the Development Program, the Operations Committee shall meet at least monthly, either through a conference call or a face-to-face meeting.  The Parties agree that at least the meetings of the Operations Committee will be held in a manner and at a location that alternates between a locale of BN’s choosing and a locale of Crucell’s choosing.  The Parties agree that the first meeting of the Operations Committee shall take place no later than one (1) month from signing this Agreement and to plan the next meeting of the Operations Committee at the end of each Operations Committee Meeting.  In the event that a Party would like to postpone an Operations Committee meeting, it shall so inform the other Party in a timely manner prior to the date of such planned Operations Committee meeting by notification given to the other Party.  However, an Operations Committee meeting cannot be postponed for more than one (1) week if the other Party does not consent to such longer postponement.

(2)                                 During Commercialization, the Operations Committee shall meet at the reasonable written request of a Party, either through a conference call or a face-to-face meeting.

(f)                                   Committee Agenda Responsibilities.

(1)                                 During the Development Program, the Operations Committee will:  (i) provide scientific guidance to the Parties in connection with the Development Program and monitor and review the progress and results generated in the Development Plans; (ii) evaluate the progress against the Development Plans; (iii) review and approve on an annual basis the Development Plans and the budget therefor, pursuant to Section 4.2 of this Agreement, (iv) propose modifications and amendments to the Development Plans, (v) manage and resolve technical conflicts that may arise during Development; and (vi) approve publications developed during the course of the Development Program.

(g)                                 Chairperson.  Crucell’s lead representative shall chair the meetings of the Operations Committee until the Agreement is terminated or until there is no longer a need for an Operations Committee Meeting, as mutually agreed by the Parties.

(h)                                 Minutes.  Crucell’s lead representative in the Operations Committee shall be responsible for preparing the agenda and minutes for such meetings.  A draft agenda must be submitted to Operations

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

Committee members at least [***] prior to the scheduled meeting.  Modifications or additions to the agenda shall be incorporated at the reasonable discretion of the chairperson, who shall provide the final agenda at least twenty-four (24) hours prior to the meeting.  Minutes shall be prepared and forwarded to all Operations Committee members for comment within two weeks after the close of the meeting.  Comments will be incorporated into the minutes if received within two (2) weeks after receipt.  If no comments are received within such two-week period, the minutes shall become an official record of the meeting.

Article 4 Development

4.1                               Scope.  Subject to the terms and conditions set forth herein, Crucell and BN shall cooperate in the performance of the Development Program to develop and register Licensed Products in the Field and Territory.  The Parties shall execute the activities according to the Development Plans.

4.2                               Development Plans.

(a)                                 Establishment.  The Initial Development Plans for the Licensed Product having the Monovalent Ad26 ZEBOV Vector and the Multivalent MVA-BN Vector and the Licensed Product having the Multivalent Ad26 Vector and the Multivalent MVA-BN Vector are attached hereto as Annex F.  If Parties mutually agree (without either Party being obliged to do so) to Develop further Licensed Products, the Parties shall mutually agree upon and prepare further Development Plans for each such further Licensed Product (if any) and such plan shall be agreed upon in the Operations Committee before the commencement of the Development activities to be performed thereunder and attached hereto as subsequent annexes to this Agreement.

(b)                                 Content.  Each Development Plan shall specify the objectives and work plan activities of both Parties, outline the various steps and activities that shall be conducted to develop the Licensed Product which is the subject of that Development Plan, which Party shall be responsible for and conduct such activities and the headcounts, budgets and other costs and expenses, including consultants and Third Party contractors, associated therewith.  Each Development Plan shall also provide for the development of research, pre-clinical and clinical data for use in relevant Regulatory Filings.  Each Development Plan shall contain a description of the milestones intended to be reached and the intended target dates for the same to be reached in order to Develop the Licensed Product in question.

(c)                                  Review and Approval.  The activities conducted in connection with the applicable Development Plan will be overseen and administered by the Operations Committee as authorized pursuant to Section 3.2.  To this end, prior to the beginning of each Calendar Year during each respective Development Plan, the Operations Committee shall review and agree on an updated Development Plan, if needed.  Increases in budget for either Party shall be subject to JSC approval subject to the provisions of Section 3.1(d).  If the JSC is not able to complete its review and approval of the updated Development Plans for an upcoming Calendar Year, the budget for the applicable Development Plan in effect shall be continued until the Parties can complete the review and approval process.

(d)                                 Modification.  If, at any time, circumstances require the modification of a Development Plan, the Operations Committee shall review such Development Plan as soon as possible and shall recommend to the Parties an appropriate modification, which shall be put into effect on both Parties’

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

written approval thereof and, subject to the provisions of Section 3.1(d), a Party receiving such a proposal shall respond as to whether it accepts or rejects such proposal in [***].

4.3                               Development Diligence.

(a)                                 Of BN.  BN shall be solely responsible for the activities set forth for it to perform in the respective Development Plan, directly or through Affiliates or Third Parties, and in accordance with the said Development Plan and the budget therefore which is then in effect.  In this regard, BN shall use Commercially Reasonable Efforts to:

(1)                                 perform those activities and allocate those resources in accordance with the applicable Development Plan and in compliance with Applicable Law;

(2)                                 report to the Operations Committee, on a quarterly basis, the progress of the applicable Development Plans; and

(3)                                 fully adhere to the J&J Policy on the Employment of Young Persons (a copy of which, existing as of the Effective Date, is attached hereto as Annex J, applicable anti-corruption laws, including but not limited to the United States Federal Corrupt Practices Act (FCPA) and health care compliance (HCC) policies, regulations and laws, as well as such other laws, regulations and J&J Policies as the Parties may agree.

(b)                                 Of Crucell.  Crucell shall be solely responsible for the activities set forth for it to perform in the respective Development Plan, directly or through Third Parties, and in accordance with the said Development Plan and the budget therefore which is then in effect.  In this regard, Crucell shall use Commercially Reasonable Efforts to:

(1)                                 perform those activities and allocate those resources in accordance with the applicable Development Plan and in compliance with Applicable Law;

(2)                                 report to the Operations Committee, on a quarterly basis, the progress of the applicable Development Plans; and

(3)                                 fully adhere to the J&J Policy on the Employment of Young Persons, applicable anti-corruption laws, including but not limited to the United States Federal Corrupt Practices Act (FCPA) and health care compliance (HCC) policies, regulations and laws, as well as such other laws, regulations and J&J Policies as the Parties may agree.

4.4                               Development Activities.

(a)                                 BN shall use Commercially Reasonable Efforts to:

(1)                                 ensure that the Manufacturing process and clinical program for the Multivalent MVA-BN Vector is adequate for receipt of Regulatory Approval in the Territory;

(2)                                 ensure that the Manufacturing process and clinical program for the Multivalent MVA-BN Vector is adequate to comply with the World Health Organization (“WHO”) vaccine prequalification program and apply for WHO prequalification for the Multivalent MVA-BN Vector, as well as to make it possible to release the Licensed Product for emergency use authorization pursuant to United States law (although, consistent with Section 2.2(a), it is not an obligation of BN to achieve the foregoing);

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

(3)                                 obtain and maintain the licensed and Regulatory Approvals for the Multivalent MVA-BN Vector necessary in the European Union and in the event reasonably requested by Crucell, paid for by Crucell, to support Crucell in relation to the submission of Regulatory Filings of Licensed Products done in the Territory; and

(4)                                 make BN Materials (including but not limited to GMP grade BN Materials) available to Crucell for Development in accordance with the Development Plan or as otherwise set forth in the Supply Agreements or their associated Quality Agreements agreed by the Parties and paid for Crucell for the Development Plan.

(b)                                 Crucell shall use Commercially Reasonable Efforts to:

(1)                                 ensure that the Manufacturing process and clinical program for the Monovalent Ad26 ZEBOV Vector and\or the Multivalent Ad26 Vectors are adequate for receipt of Regulatory Approval in the Territory;

(2)                                 ensure that the Manufacturing process and clinical program for the Monovalent Ad26 ZEBOV Vector and\or the Multivalent Ad26 Vectors are adequate to comply with the World Health Organization (“WHO”) vaccine prequalification program and apply for WHO prequalification for the Monovalent Ad26 ZEBOV Vector and\or the Multivalent Ad26 Vectors as well as to make it possible to release the Licensed Product for emergency use authorization (although, consistent with Section 2.2(a), it is not an obligation of Crucell to achieve the foregoing); and

(3)                                 obtain and maintain all licensed and Regulatory Approvals for the Monovalent Ad26 ZEBOV Vector and\or the Multivalent Ad26 Vectors useful to support Crucell in relation to the submission of all Regulatory Filings of Licensed Products done in the Territory.

4.5                               Development Program Records.  The Parties shall maintain, or cause to be maintained, records of the Development Program in sufficient detail and in good scientific manner, and upon reasonable request of the other Party at least one copy in the English language, as will properly reflect all work done and results achieved in the performance of the Development Program (including all data in the form required under any applicable governmental regulations).  Each Party shall allow the other to have access without undue delay to all materials and data generated on behalf of such Party during the Development Program at reasonable times and in a reasonable manner, such information disclosed being subject to Article 14 (Confidentiality).

4.6                               Development Reports.  Each Party shall, during the term of this Agreement, provide the Operations Committee with a quarterly written report summarizing the progress of its contribution to the Development Program during the preceding Calendar Quarter.  Such report shall be submitted no later than [***] after the relevant Calendar Quarter.

4.7                               Access to Information and Data.

(a)                                 Each Party shall have the right to receive and use all information generated pursuant to the activities performed by the other Party under the Development Plans, but solely to the extent it is:  (i) permitted under this Agreement; and (ii) necessary to Develop and Commercialize Licensed Products; and (iii) specifically subject to Article 14 (Confidentiality).

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

(b)                                 Insofar as BN is legally and contractually permitted to do so, BN shall provide to Crucell relevant information that relates to the safety, quality and other critical attributes of the BN Technology to allow Crucell to compile Regulatory Filings.

4.8                               Funding.

(a)                                 Initial Development Plans.  It is the intention of the Parties that those Development activities in Part A of the Initial Development Plan for the Licensed Product having the Monovalent Ad26 ZEBOV Vector and the Multivalent MVA-BN Vector and Part B of the Initial Development Plan for the Licensed Product having at least the Multivalent Ad26 Vector and the Multivalent MVA-BN Vector shall be funded in whole or in part by the United States National Institutes of Health (NIH) or other governmental or external bodies.  In the event that such NIH funding and/or other governmental and/or external funding is not obtained, Crucell shall assume full responsibility for paying the budgeted costs as set forth in the Development Plan for those Development activities in Part A as well as those Development activities in Part B of the Initial Development Plan for the Licensed Product to the extent those activities are not covered by said United States National Institutes of Health (NIH) or other governmental or external bodies.

Crucell anticipates that funding will be obtained from the United States government to support the activities contemplated by this Agreement, BN agrees to be bound by those FAR (Federal Acquisition Regulation) clauses that are incorporated into the agreements providing or resulting from any such US government funding arrangements.  Those clauses will be incorporated herein with the same force and effect as imposed upon Crucell or its Affiliates due to the United States government funding arrangements.

(b)                                 Other Development Plans.  Crucell shall be responsible for all of the budgeted costs of conducting the Development Plans as set forth in the Development Plans including the Initial Development Plans.

(c)                                  Payments.

(1)                                 [***] under the [***] shall be based on [***], as set forth in the[***].  The total is not to exceed the amounts to be agreed by the Parties and set forth in the [***] provided always where [***] provided for in the [***] it shall not be obliged to conduct further work unless [***].

(2)                                 [***] shall account for and report to [***]  in the performance of its [***] under the [***] for which it [***] during each [***]  to [***], as described in section[***] below.

(3)                                 During each Calendar Year, [***] will keep [***] informed of any significant [***] for such Calendar Year.

(d)                                 External Funding.  Crucell may seek resources to fund activities to be performed under this Agreement either alone or in co-ordination with BN.

(e)                                  Excess Development Plan Costs.  Unless otherwise agreed by the Parties, neither Party shall be obligated to incur Development Plan costs beyond those amounts provided for in the approved Development Plans.  Nonetheless, the Parties may agree that one Party may elect to pay for Development

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

Plan costs in excess of those costs provided for in the respective Development Plan therefor, provided such payment is approved by the JSC subject to the provisions of Section 3.1(d).

4.9                               Technical Assistance.  Subject to the prior agreement by the Parties as to the allocation of resource and the cost, BN shall provide Crucell with reasonable technical support at Crucell’s cost and expense.

Article 5 Regulatory Affairs

5.1                               Responsibilities.  Subject to the supervision of the Operations Committee, consistent with the license grants of Article 9 and except as otherwise provided herein, Crucell shall fund and be responsible for the preparation and submission of Regulatory Filings, including Market Authorization Application and Clinical Trial Applications, relating to Licensed Products in its own name with Regulatory Authorities in the Territory.  Subject to BN having the FTE resources available, shall provide Crucell with necessary and reasonably relevant assistance requested by Crucell for the preparation and submission of said Regulatory Filings.  Crucell shall reimburse all of BN’s FTE and Out-Of-Pocket costs in assisting in preparing such Regulatory Filings.

5.2                               [Intentionally Omitted]

5.3                               Submission of Clinical Trial Protocols and Regulatory Filings.  Notwithstanding any other provision herein, all protocols for clinical trials during Development that BN and/or Crucell plans to conduct for the Licensed Products, shall be submitted to the other Party in English prior to the initiation of such trials and prior to the Regulatory Filing of such protocols with any Regulatory Authority.  The submitting Party shall include any comments and recommendations received from the other Party prior to the submission to the Regulatory Authorities, provided the other Party has provided such comments and recommendations within [***] from receipt of the protocol, and such comments and recommendation are substantive and reasonable.  If a Party plans not to include comments and recommendations received from the other Party it shall notify the other Party prior to the submission to the Regulatory Authorities.

5.4                               Adverse Event Reports.  The Parties shall cooperate in the coordination of common reporting to Regulatory Authorities, on a timely basis, of all safety-related and adverse events occurring during clinical development and subsequent to the grant of Regulatory Approvals.  Prior to commencing clinical trials on any Licensed Product, the Parties or their authorized agents shall enter into a written agreement concerning policies and procedures for pharmacovigilance and adverse event reporting, which shall be binding on both Parties.

5.5                               Access to and Use of Data.

(a)                                 Regulatory Data.  Both Parties shall have access to pre-clinical and clinical data for Licensed Products, and the right to use for incorporation in any Regulatory Filing to exercise their rights and responsibilities under this Agreement.  Both Parties shall provide to each other access to that part of all such Regulatory Filings together with the underlying pre-clinical and clinical data, at reasonable times and on reasonable notice, and at the FTE costs and Out-of-Pocket Expenses of the requesting Party.  In case that data in a Regulatory Filing of a Licensed Product is required or reasonably useful for a Regulatory Filing for the BN Technology, then Crucell shall provide BN with the appropriate written authorizations to permit BN to send directly such data to the appropriate Regulatory Authority, and Crucell shall diligently cooperate with BN to supply data to that Regulatory Authority in the required formats at the FTE costs and Out-of-Pocket Expenses of BN.  In case that data in a Regulatory Filing for the BN Technology is required or reasonably useful for a Regulatory Filing for a Licensed Product, then Crucell shall provide BN with the appropriate written authorizations to permit BN to directly send such data to the appropriate Regulatory Authority.

(b)                                 Third Party and Affiliate Obligation of Data Access.  In all agreements with Third Parties, Affiliates or Sublicensees involving the generation of clinical data for Licensed Products, each Party shall require that such Third Parties, Affiliates and Sublicensees provide both Parties full access to all such data, at no charge, to the extent that such data is required to be obtained from such Third Parties, Affiliates and Sublicensees by an appropriate Regulatory Authority.

Article 6 Commercialization

6.1                               Scope.  Subject to the terms and conditions set forth herein, during Commercialization, BN shall Manufacture and supply the Multivalent MVA-BN Vector and Crucell shall Manufacture and supply the Monovalent Ad26 ZEBOV Vector and/or the Multivalent Ad26 Vectors and the Licensed Product from the foregoing and Crucell shall Commercialize (including, marketing, selling, and offering for sale) the Licensed Products in the Field in the Territory.

6.2                               Commercialization Activities.

(a)                                 Of Crucell.  Crucell shall have the right and use Commercially Reasonable Efforts to Manufacture import, use, sell, and offer for sale Licensed Products in the Field and in the Territory for which it has received Regulatory Approval or approval to do so under a government procurement process and shall be solely responsible for all Commercialization of Licensed Products in the Territory, either directly or through Third Parties.

(b)                                 Of BN.  Subject to the terms of the Commercialization Supply Agreement, BN shall Manufacture and supply to Crucell the Multivalent MVA-BN Vector as necessary for Crucell to Manufacture and Commercialize Licensed Products in the Territory.  In this regard, BN shall use Commercially Reasonable Efforts to:

(1)                                 report, on an annual basis, on the progress of the BN Manufacturing plan and Manufacturing results;

(2)                                 Manufacture the Multivalent MVA-BN Vector in accordance with the Quality Agreement and the relevant quality standards and to meet the requirements imposed by the prequalification requirements of the World Health Organization, (although, consistent with Section 2.2(a), it is not an obligation of Bavarian to achieve the foregoing);;

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

(3)                                 Manufacture the Multivalent MVA-BN Vector in accordance with Applicable Law, the J&J Policy on the Employment of Young Persons, the United States Federal Corrupt Practices Act (FCPA) and health care compliance laws and regulations and policies (HCC), as well as such other J&J Policies as the Parties may agree from time to time; and

(4)                                 make available the quantities of the Multivalent MVA-BN Vector as ordered by Crucell in accordance with the Commercialization Supply Agreement.

6.3                               Diligence.

(a)                                 Of BN.  Subject to the terms of the Commercialization Supply Agreement, BN shall use Commercially Reasonable Efforts to Manufacture and supply the Multivalent MVA-BN Vector in sufficient quantities to satisfy the demand (without interruption).

(b)                                 Of Crucell.  Crucell shall use Commercially Reasonable Efforts to Commercialize Licensed Products in the Territory for which it has received Regulatory Approval or under a government procurement process.

If Crucell shall have dosed the first patient in a Phase 1 clinical study before July 1 2015 it shall be considered to have met obligation under this Section 6.3(b) up to this point.

If Crucell shall have done any of the following (i) dosed the first patient in a Phase 2 clinical study of a Licensed Product or (ii) dosed the first patient in a Phase 1 clinical study of a combination of a Multivalent MVA Vector and a Multivalent Adenovirus Vector or (iii) selling of [***] doses of Licensed Product, in each case before 31 December 2016, it shall be considered to have met obligation under this Section 6.3(b) up to this point.

If Crucell shall have sold [***] doses of Licensed Products in the aggregate then it shall be considered to have met its obligation under this Section 6.3(b).

(c)                                  Under NIH License.  The Parties shall use commercially diligent efforts relative to Licensed Products, as set forth in Sections 10.1-10.3 of the NIH License, as set forth in Annex I.

6.4                               Access to Information and Data.  Insofar as a Party is legally or contractually permitted to do so and insofar as has been mutually agreed between the Parties in writing, each Party shall provide to the other Party relevant information that relates to the safety, quality and other critical attributes of the Licensed Products in sofar as required to allow Crucell to compile and maintain an acceptable dossier for Regulatory Authorities in relation to Licensed Products.

6.5                               JSC.  During Commercialization, the JSC shall serve as a vehicle for the exchange of information concerning Commercialization.  Notwithstanding the role of the JSC, to the extent that such decisions do not increase the obligations on BN to provide FTE support or incur costs beyond that which BN has already agreed, all business decisions involving the design, sale, price, and promotion of Licensed Products by Crucell, its Affiliates or its Sublicensees under this Agreement shall be within the sole discretion of Crucell.

6.6                               Trademarks.  Crucell shall be free to market the Licensed Products under such labels and tradenames/trademarks as it may elect, provided that nothing in this Agreement shall be construed as a trademark license.  Notwithstanding the foregoing, the packaging of each Licensed Product shall acknowledge that the Multivalent MVA-BN Vector is manufactured by BN.

6.7                               Distributors.  Crucell may authorize distributors to market, sell and distribute Licensed Products in the Territory.

6.8                               Term of Commercialization Phase.  The Commercialization Phase shall start upon the receipt by Crucell of Regulatory Approval for the commercialization of a first Licensed Product and shall end upon the termination of this Agreement for the last Licensed Product.

Article 7 Manufacturing

7.1                               Manufacturing Rights and Obligations.

(a)                                 Of BN.  BN shall have the exclusive right, and is obligated, to exert Commercially Reasonable Efforts to Manufacture the Multivalent MVA-BN Vector and supply the same to Crucell for incorporation into Licensed Products for Development and Commercialization in the Territory, as set forth in the Supply Agreement.

(b)                                 Of Crucell.  Crucell shall have the exclusive right, and is obligated, to exert Commercially Reasonable Efforts to Manufacture the Monovalent Ad26 ZEBOV Vector and the Multivalent Ad26 Vectors for incorporation into Licensed Products, as well as the Licensed Products (using the Multivalent MVA-BN Vector supplied by BN) for Development and Commercialization in the Territory.

7.2                               BN Manufacturing Plan.  In respect to any Licensed Product, no later than by 31 December 2014, BN shall prepare and mutually agree with Crucell upon a plan for the Manufacture and supply of the Multivalent MVA-BN Vector to Crucell for that Licensed Product (“BN Manufacturing Plan”).

7.3                               BN Supply of Multivalent MVA-BN Vector.

(a)                                 On the Effective Date the Parties have entered into a supply agreement outlining the terms for BN’s supply of the Multivalent MVA-BN Vector to Crucell for Development and emergency use in human subjects (the “Development Supply Agreement”).  A separate supply agreement for Commercialization (the “Commercialization Supply Agreement”) shall be negotiated before the first filing of a BLA or application for Marketing Approval in accordance with the terms outlined in this Agreement.  Together with both the Development Supply Agreement and the Commercialization Supply Agreement (the “Supply Agreements”), separate quality agreements (“Quality Agreements”) shall be entered into between the Parties at the same time outlining their responsibilities regarding assurance of Licensed Product quality, safety, and efficacy.  The Quality Agreement relating to the Development Supply Agreement shall also be entered into no later than by 30 November 2014.

(b)                                 The Supply Agreements shall specify:

(1)                                 agreed acceptance criteria (including, but not limited to, specifications) for the Multivalent MVA-BN Vector supplied thereunder;

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

(2)                                 ordering and delivery timeframes for the Multivalent MVA-BN Vector, on the basis of firm orders placed in advance by Crucell and such other terms that are customary in such agreements;

(3)                                 a procedure to establish and review quantities of safety stock of the Multivalent MVA-BN Vector to be held by Crucell, where it will be held, the period for which such safety stock will be held and the payment conditions relating thereto.

(c)                                  During the term of this Agreement, Crucell shall have the right, at its expense, upon reasonable written notice, and during normal business hours, to inspect BN’s and BN’s Third Party contractor’s facilities engaged in the Manufacture of Licensed Products and any records relating thereto once per year, or more often with cause, to verify compliance with the terms of this Agreement, the Supply Agreements, the Quality Agreements, and Applicable Law.  After such inspections, Crucell shall provide observations to BN in writing, and BN will provide written responses to such observations and provided that such measures are necessary according to Applicable Law or BN agrees that corrective measures are necessary, BN will describe corrective action plan(s) within [***] after receipt of such observations from Crucell.  BN shall implement (or cause its Third Party contractors to implement) corrective actions within [***] or allowed in the Applicable Law or such longer period as agreed after providing such response agreeing to the need for corrective measures, or if not possible, a schedule shall be negotiated and agreed to by the Parties.

Article 8 Reports and Access to Know-How

8.1                               Performance Reporting.  Each Party shall keep the other Party regularly informed via the JSC about the performance of, and technical data concerning, for BN the Multivalent MVA-BN Vector and for Crucell, the Monovalent Ad26 ZEBOV Vector and the Multivalent Ad26 Vectors and shall provide the other Party, on an annual basis within [***] after the anniversary of the Effective Date, with a summary report of the data relating specifically to the respective said Vector’s performance, including specifically any and all substantial positive and/or negative deviations from the standard established operating, culturing and manufacturing parameters found useful in its application for the Manufacture of Licensed Product and as set out in the Development Plan.  Each Party shall without undue delay Notify the other Party in writing of any substantial negative deviations from established characteristics and/or performance parameters of its Vector simultaneously with its notification of any other entity other than the appropriate Regulatory Authorities.  To facilitate the mutually beneficial resolution of any technical performance issue relating to such a substantial negative deviation, BN hereby agrees to permit Crucell’s technical personnel reasonable access to relevant technical data and to the Facilities to assist in resolving such issues.

8.2                               Access to Know How

(a)                                 Crucell shall have the right to review the BN Know How to the extent that it is necessary or reasonably useful for regulatory purposes to perform under this Agreement or concerns either BN’s Program Materials after providing BN with [***] prior Notice requesting such review, and such information requested will be made available insofar BN is legally and contractually permitted to disclose such information.

(b)                                 Each Party acknowledges that the Know How is owned by the other Party is of crucial importance to that other Party.  Accordingly, each Party agrees that it shall not be entitled to, and agrees that it will not, characterize, issue releases or certificates of analysis for, or analyze the genome of the vectors of the other Party (being, for BN, the Multivalent MVA-BN Vector, any Multivalent MVA Vector or any Monovalent MVA Vector and, for Crucell, the Monovalent Ad26 ZEBOV Vector, any Monovalent Adenovirus Vector, any Multivalent Adenovirus Vector and/or the Multivalent Ad26 Vector), or engage in any research of the other Party’s Know-How that concern any safety, toxicity or tumorigenicity of that vector without obtaining the prior written approval of the other Party.

(c)                                  Each Party further agrees to use Commercially Reasonable Efforts to without undue delay Notify the other Party of any and all communications to and from Governmental Authorities relating to the safety of any of its technology, and agrees to consult without undue delay to resolve any such concerns with such Governmental Authorities.  Noncompliance with the obligation to use its reasonable efforts to without undue delay Notify and consult in its efforts to resolve any such issues with such Governmental Authorities shall be considered a failure to comply with a material condition of this Agreement.

Article 9 Grant of Licenses

9.1                               Crucell License Grants to BN.  Pursuant to the terms and conditions herein, Crucell hereby grants to BN;

(a)                                 Development Licenses.

(1)                                 a non-exclusive, non-transferable, non-sublicensable (except to Affiliates for performing Development activities for BN hereunder), non-royalty bearing sub-license under the Crucell Patent Rights set forth in Parts 1 and 2 of Annex C to conduct those activities assigned to BN in the Development Plans, including but not limited to the Manufacture and sale to Crucell of the Multivalent MVA-BN Vectors; and

(2)                                 a non-exclusive, non-transferable, non-sublicensable (except to Affiliates for performing Development activities for BN hereunder), non-royalty-bearing license (under the Crucell Patent Rights in Part 3 of Annex C and the Crucell Know-How) to conduct those activities assigned to BN in the Development Plans, including but not limited to the Manufacture and sale to Crucell of the Multivalent MVA-BN Vectors; and

(b)                                 Commercialization Licenses.

(1)                                 a non-exclusive non-transferable, non-sublicensable (except to Affiliates performing Manufacturing activities for BN hereunder) license under the Crucell Patent Rights set forth in Part 2 of Annex C to Manufacture the Multivalent MVA-BN Vector, Multivalent MVA Vectors or Monovalent MVA Vectors as provided for hereunder; and

(2)                                 an-exclusive non-transferable, non-sublicensable (except to Affiliates performing Manufacturing activities for BN hereunder) license under the Crucell Patent Rights set forth in Parts 1 and 3 of Annex C and the Crucell Know-How to Manufacture the Multivalent MVA-BN Vector, Multivalent MVA Vectors or Monovalent MVA Vectors as provided for hereunder.

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

The term of each of the licenses set forth in this Section 9.1 shall commence upon the Effective Date and shall continue:  (i) in the case of the licenses granted under Section 9.1(a), until the termination of the last Development Plan or valid early termination of this Agreement as provided for in Article 17 and (ii) in the case of the licenses granted under Section 9.1(b), until the termination of this Agreement.

9.2                               BN License Grants to Crucell.  Pursuant to the terms and conditions herein, BN and its Affiliates hereby grant to Crucell and its Affiliates, the following licenses:

(a)                                 Development License.  BN hereby grants to Crucell a non-exclusive, non-transferable, non-sublicensable (except to Affiliates), non-royalty-bearing license under the BN Intellectual Property to import and use the Multivalent MVA-BN Vector, Multivalent MVA Vectors or Monovalent MVA Vectors in the Field and in the Territory to conduct (or to have conducted for it) those activities assigned to Crucell in the respective Development Plans.  The term of this license shall commence upon the Effective Date and shall continue until the termination of the last Development Plan or valid early termination of this Agreement as provided for in Article 17.

(b)                                 Commercialization Licenses.

(1)                                 BN hereby grants to Crucell an exclusive, sub-licensable, license under the BN Intellectual Property to import and use the Multivalent MVA-BN Vector, Multivalent MVA Vectors or Monovalent MVA Vectors and to develop, import, make, register, use, sell and offer for sale (and to have any of the foregoing done for it by a Third Party) Licensed Products in the Field and in the Territory.  Crucell will notify BN of the grant of sublicenses hereunder to parties who are neither Affiliates nor distributors within [***] of the granting of such license.  Crucell shall remain liable for any action or omission by a sublicensee which would, if an action or omission of Crucell, have been a breach of this Agreement.

(3)                                 Notwithstanding anything to the contrary in this Agreement, (i) Crucell shall have no right to Manufacture the Multivalent MVA-BN Vector, Multivalent MVA Vectors or Monovalent MVA Vectors; and (ii) subject to Section 9.2(b)(3) nothing shall preclude BN from undertaking alone or, with any Third Party any development or commercialization of any (A) Multivalent MVA Vector or Monovalent MVA Vector against Filovirus combined with virus approaches (including pox viruses) that do not use an adenovirus as the vector or containing fragments thereof; (B) any monovalent vaccine against a Filovirus that does not use an adenovirus as the vector or containing fragments thereof; and (iii) any vaccine regardless of the vector against a virus that is not a Filovirus.

(4)                                 Crucell shall not and shall procure that its Affiliates and sub-licensees do not, develop, import, make, register, use, sell and/or offer for sale Licensed Products outside of the Field, and shall effectively ensure that any such Prohibited Activities are prohibited and do not take place.  Furthermore, Crucell may not undertake any promotion or inducement, or any kind of activities directly or indirectly related to, the potential furtherance of any Prohibited Activities.

(5)                                 In the event that Crucell has, other than for reasons within BN’s control, not dosed the first patient in a Phase 1 clinical study before July 1 2015BN shall have the right but not the obligation by written notice to be received by Crucell on or before 1 September 2015 to convert the licenses granted in this Section 9.2(b) to non-exclusive licenses.

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

In the event that Crucell has not, other than for reasons within BN’s control, done at least one of the following (i) dosed the first patient in a Phase 2 clinical study of a Licensed Product or (ii) dosed the first patient in a Phase 1 clinical study of a combination of a Multivalent MVA Vector and a Multivalent Adenovirus Vector or (iii) selling of [***] doses of Licensed Product, in each case before 31 December 2016, BN shall have the right but not the obligation by written notice to be received by Crucell on or before 1 March 2016 to convert the licenses granted in this Section 9.2(b) to non-exclusive licenses.

9.3                               Public Health Concerns.

(a)                                 Emergency Outbreaks.  The provisions of Sections 9.1 and 9.2 notwithstanding, for the Outbreak then either BN or Crucell may develop, import, make, register, use, sell and offer for sale (and to have any of the foregoing done for it by a Third Party) in the case of BN, a Multivalent MVA Vector and\or a Monovalent MVA Vector or in the case of Crucell, Licensed Products for use only for the relevant Outbreak but the foregoing exception shall not include any sale or other disposal commercial sales made for stockpiling.

(b)                                 Other Public Health Concerns.  In the event of public health concerns, other than Outbreaks as provided for in Section 9.3(a), then the Parties shall discuss in good faith what measures that the Parties can agree to take hereunder to furnish Licensed Products or take other measures to address such public health concerns.

9.4                               Sublicenses.  BN acknowledges that the Crucell Patent Rights identified in Part 1 and Part 2 of Annex C are the subject of the NIH License to Crucell and that, in the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of the NIH License, then the terms and conditions of the NIH License shall prevail.  In this regard, BN agrees that any sublicenses granted hereunder to the Patent Rights listed in Parts 1 or 2 of Annex C shall be subject to the obligations to the licensor of the NIH License set forth in Annex I.

9.5                               NIH Licenses.  The Parties recognize that the licenses granted under §9.01 are subject to the rights of the licensor of the NIH License as is set forth in the NIH License, including without limitation in Sections 5.01-5.04 of the NIH License, as set forth in Annex I.

9.6                               Right of First Refusal.  During the Term of this Agreement, BN grants Crucell a right of first refusal to acquire the rights and licenses for commercialization (and development) to products developed wholly or in part by BN during the term of Development and having a Multivalent MVA-BN Vector, or Multivalent MVA Vector or a Monovalent MVA Vector for the treatment of, or prophylaxis against, a Filovirus.  To this end, BN shall Notify Crucell of the availability of the product for licensing at any time before the expiry of [***] after the completion of Phase 1 for that product and, within [***] of Crucell’s receipt of the said Notice from BN, Crucell shall Notify BN of its desire to enter into good faith negotiations on the terms and conditions for said rights and licenses.  In the event that Crucell declines to enter into such negotiations, then BN shall be free to offer the product to other parties.  In the event that Crucell accepts to enter into such negotiations, the Parties shall enter into good faith negotiations to conclude such negotiations within [***] of BN’s receipt of Crucell’s Notice of its desire to have the negotiations.  A written agreement between the Parties on the terms and conditions for

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

such product shall be required.  In the event that such negotiations are not concluded in the said [***] period, then BN shall be free to offer the product to other parties on such terms as it sees fit.

Article 10 Intellectual Property

10.1                        Ownership of Inventions and Materials.

(a)                                 Inventorship of Program Inventions shall be determined in accordance with the patent and other intellectual property laws of the country in which the invention was made.

(b)                                 A Party shall solely own title to all of its Sole Program Inventions.  For the sake of clarity, Sole Program Inventions concerning solely the Multivalent MVA-BN Vector, Multivalent MVA Vector or a Monovalent MVA Vector shall be Sole Program Inventions of BN and Sole Program Inventions concerning solely either the Monovalent Ad26 ZEBOV Vector, a Monovalent Adenovirus Vector, a Multivalent Adenovirus Vector and/or a Multivalent Ad26 Vector shall be Sole Program Inventions of Crucell regardless of which Party employed the inventors in respect of such Sole Program Inventions and each Party hereby does and shall assign any Patent Rights or other intellectual property rights in such Sole Program Inventions to the Party entitled to such Sole Program Invention pursuant to this Section 10.1(b).  Each Party shall cooperate in executing whatever documents are necessary to establish legal title in and ownership of Patent Rights disclosing or claiming such Sole Program Inventions..

(c)                                  BN shall have full title to those Program Materials concerning the Multivalent MVA-BN Vector, Multivalent MVA Vector or a Monovalent MVA Vector but not either the Monovalent Ad26 ZEBOV Vector, a Monovalent Adenovirus Vector, a Multivalent Adenovirus Vector and/or any Multivalent Ad26 Vector, and such Program Materials shall thereafter be treated as Program Materials of BN; and (2) Crucell shall have full title to those Program Materials concerning the Monovalent Ad26 ZEBOV Vector, a Monovalent Adenovirus Vector, a Multivalent Adenovirus Vector and/or any Multivalent Ad26 but not the Multivalent MVA-BN Vector, Multivalent MVA Vector or a Monovalent MVA Vector and such Program Materials shall thereafter be treated as Program Materials of Crucell and each Party hereby does and shall assign any Materials, Patent Rights or other intellectual property rights in such Program Materials to the Party entitled to such Program Materials pursuant to this Section 10.1(c).  Each Party shall cooperate in executing whatever documents are necessary to establish legal title in and ownership of Patent Rights disclosing or claiming such Program Materials.

(d)                                 The Parties shall jointly own title to all Joint Program Inventions, including Joint Program Inventions concerning both the Multivalent MVA-BN Vector, Multivalent MVA Vector or a Monovalent MVA Vector and either the the Monovalent Ad26 ZEBOV Vector, a Monovalent Adenovirus Vector, a Multivalent Adenovirus Vector and/or any Multivalent Ad26, such as their use together in a single therapy regime.  As an exception to the foregoing:  (1) BN shall have full title to those Joint Program Inventions concerning the Multivalent MVA-BN Vector, Multivalent MVA Vector or a Monovalent MVA Vector but not either the the Monovalent Ad26 ZEBOV Vector, a Monovalent Adenovirus Vector, a Multivalent Adenovirus Vector and/or any Multivalent Ad26, which shall thereafter be treated as Sole Program Inventions of BN; and (2) Crucell shall have full title to those Joint Program Inventions concerning the Monovalent Ad26 ZEBOV Vector, a Monovalent Adenovirus Vector, a Multivalent Adenovirus Vector and/or any Multivalent Ad26 Vector but not the Multivalent MVA-BN

Vector, Multivalent MVA Vector or a Monovalent MVA Vector which shall thereafter be treated as Sole Program Inventions of Crucell and each Party hereby does and shall assign any Patent Rights or other intellectual property rights in such Joint Program Inventions to the Party entitled to such Joint Program Invention pursuant to this Section 10.1(d).Each Party shall cooperate in executing whatever documents are necessary to establish legal title in and ownership of Patent Rights disclosing or claiming such Joint Program Inventions.

10.2                        Patent Prosecution.

(a)                                 Sole Program Inventions.  BN or Crucell, as the case may be, shall, at its own expense, control the preparing, filing, prosecuting and maintaining the Patent Rights relating to its Sole Program Inventions (“Sole Program Patent Rights”) worldwide, in such countries as it deems appropriate, and conducting any interferences, re-examinations, reissues, oppositions or requests for patent term extensions relating thereto using counsel of that Party’s choice.

(b)                                 Joint Program Inventions.  To provide for the most sensible, efficient, and cost effective means to protect Joint Program Inventions, patent counsel for BN and Crucell shall consult with each other.  As a result of such consultation, mutually-agreed external patent counsel will be chosen to prepare, file, prosecute and maintain patent applications and patents worldwide on such Joint Program Inventions (“Joint Program Patent Rights”), and to send each Party updates Annex H, as needed, and the Parties shall equally share the costs thereof.  In the event that Parties disagree in respect of preparing, filing, prosecuting and maintaining patent applications and patents worldwide on such Joint Program Inventions, such Dispute shall be solved according to Section 18.13 giving the arbitration court full discretion in deciding the disputed issue.

(c)                                  Prosecution by Other Party.  In the event that either BN or Crucell, as the case may be (the “Owner”), declines to file or, having filed, declines to further prosecute and maintain any of its Patent Rights to Sole Program Inventions under Sections 10.2(a) or (b), respectively, or conduct any interferences or oppositions or request any re-examinations, reissues or extensions of patent term with respect to its Patent Rights to Sole Program Inventions under Section 10.2(a) or (b), respectively, in any country, such Owner shall notify the other Party hereto.

(d)                                 Cooperation.  Each of BN and Crucell shall keep the other reasonably informed as to the status of such patent matters within the other Party’s Territory relating to Patent Rights to Sole or Joint Program Inventions under Section 10.2(a) or (b), respectively to the other Party, including, without limitation, by providing the other the opportunity to review and comment on any documents which will be filed in any patent office, and providing the other copies of any documents that such Party receives from such patent offices, including notice of all interferences, re-examinations, oppositions or requests for patent term extensions.  BN and Crucell shall each cooperate with and assist the other in connection with such activities, at the others’ request and expense.

(e)                                  Third Party Rights.  The provisions of Section 10(d) shall be subject to, and limited by, any agreements pursuant to which BN and Crucell, as the case may be, acquired any particular Patent Right.  It is understood that such agreements may require, for example, that the licensor Party from whom BN or Crucell acquired a license to such Patent Right control the prosecution of particular patents and patent applications and does not permit access or an opportunity to comment on any documents filed in patent offices.

(f)                                   Patent Rights in Part 1 and Part 2 of Annex C.  The prosecution and maintenance of those Patent Rights listed in Part 1 and Part 2 of Annex C shall be done at the sole discretion of Crucell.  In this regard, BN recognizes that the licensor of the NIH License may participate in, or control, such prosecution and/or maintenance.

10.3                        Ownership of Know-How.

(a)                                 A Party shall solely own title to all Know-How made by only its employees and those of its Affiliates and Sublicensees during the course of, and as part of, any of the Programs (“Sole Program Know-How”), so that BN shall solely own all Program Know-How made by only its employees and those of its Affiliates and Crucell shall solely own all Program Know-How made by only its employees and/or its Affiliates and/or Sublicensees.  For the sake of clarity, Program Know-How concerning solely a Multivalent MVA-BN Vector, Multivalent MVA Vector or a Monovalent MVA Vector shall be Sole Program Know-How of BN and Program Know-How concerning solely either a Monovalent Ad26 ZEBOV Vector, a Monovalent Adenovirus Vector, a Multivalent Adenovirus Vector and/or any Multivalent Ad26 Vector shall be Sole Program Know-How of Crucell and each Party hereby does and shall assign any Patent Rights or other intellectual property rights in such Program Know-How to the Party entitled to such Program Know-How pursuant to this Section 10.3(a).  Each Party shall cooperate in executing whatever documents are necessary to establish legal title in and ownership of Patent Rights disclosing or claiming such Program Know-How.

(b)                                 The Parties shall jointly own title to all Know-How made by at least one employee of BN or its Affiliates or Sublicensees and at least one employee of Crucell or its Affiliates or Sublicensees during the course of, and as part of, any of the Programs (“Joint Program Know-How”), except that Program Know-How concerning solely the Multivalent MVA-BN Vector, Multivalent MVA Vector or a Monovalent MVA Vector, which shall be Sole Program Know-How of BN and Program Know-How concerning solely either the Monovalent Ad26 ZEBOV Vector, a Monovalent Adenovirus Vector, a Multivalent Adenovirus Vector and/or any Multivalent Ad26 Vector, which shall be Sole Program Know-How of Crucell and each Party hereby does and shall assign any Patent Rights or other intellectual property rights in such Joint Program Know-How to the Party entitled to such Joint Program Know-How pursuant to this Section 10.3(b).Each Party shall cooperate in executing whatever documents are necessary to establish legal title in and ownership of Patent Rights disclosing or claiming such Joint Program Know-How.

10.4                        Defense of Third Party Infringement Claims.  If the production, sale or use of any Licensed Product developed pursuant to this Agreement results in a Claim, suit or proceeding alleging patent infringement against BN or Crucell (or their respective Affiliates or Sublicensees), such Party shall without undue delay Notify the other Party hereto in writing setting forth the facts of such Claim in reasonable detail.  The Party subject to such Claim shall have the exclusive right to defend and control the defense of any such Claim, suit or proceeding, at its own expense, using counsel of its own choice, provided, however, it shall not enter into any settlement which admits or concedes that any aspect of the Patent Rights or Know-How of the other Party hereto is invalid or unenforceable without the prior written consent of such other Party.  Such Party shall keep the other Party hereto reasonably informed of all material developments in connection with any such Claim, suit or proceeding.

10.5                        Enforcement.

(a)                                 Notification.  In the event that a Party become aware that a Third Party is infringing one or more of the Program Patent Rights or any other Patent Right licensed hereunder, it shall without undue delay Notify the other Party of any such infringement setting forth the salient facts relating thereto.

(b)                                 Control of Suit.

(1)                                 Solely-Owned Crucell Patent Rights.  As to the infringement of solely-owned Crucell Patent Rights, Crucell shall have the exclusive right and sole discretion to effect termination of such infringement, including bringing suit or other proceedings against the infringer in its own name and BN shall be kept informed at all times of all such proceedings taken by Crucell but only so as far as the Crucell Patent Rights in suit relates to a Licensed Product.  If Crucell requests, BN may, at BN’s discretion, join with Crucell as a Party to the lawsuit or other proceeding at Crucell’ expense; however, Crucell shall retain control of the prosecution of such suit or proceedings, as the case may be.

(2)                                 Solely-Owned BN Patent Rights.  As to the infringement of solely-owned BN Patent Rights, BN shall have the exclusive right and sole discretion to effect termination of such infringement, including bringing suit or other proceedings against the infringer in its own name and Crucell shall be kept informed at all times of all such proceedings taken by BN only so as far as the BN Patent Rights in suit relates to a Licensed Product.  If BN requests, Crucell may, at Crucell’s discretion, join with BN as a Party to the lawsuit or other proceeding at BN’s expense; however, BN shall retain control of the prosecution of such suit or proceedings, as the case may be.

(3)                                 Joint Program Patent Rights and Joint Patent Rights.  In the event that any Joint Program Patent Right or Joint Patent Right is infringed or misappropriated by a third party, BN and Crucell shall negotiate in good faith to mutually agree upon whether, and, if so, how, to enforce or defend said Patent Right in a declaratory judgment or similar proceeding.  If the Parties cannot agree, then as joint and several owners of the Patent Right, each Party may exercise its legal rights without the consent of the other Party.

(4)                                 Costs and Monetary Recovery.  Unless the Parties agree otherwise and save as provided above, each Party shall bear all its costs incurred in connection with such lawsuit or other proceeding, and consequently shall be entitled to collect and retain for its own account any damages or profits as may be accrued as a result of such lawsuit or other proceeding.

(5)                                 NIH License.  The enforcement of those Patent Rights listed in Part 1 and Part 2 of Annex C shall be done at the sole discretion of Crucell.  In this regard, BN recognizes that the licensor of the NIH License may participate in, or control, such enforcement.

10.6                        Disclaimer.  Nothing in this Agreement shall be construed as obligating either Party, or giving either Party the right, to proceed against a Third Party infringer.

10.7                        Patent Term Extensions.  BN hereby authorizes Crucell to provide in any BLA or its equivalent, a list of patents that include the Patent Rights of the other Party that relate to such Licensed Product and such other information, as the Party deems appropriate.  In the event that any Applicable Law in any country provides for the extension of any term of any patent included among Patent Rights, at the request of Crucell or at it its own initiative, BN shall apply for and use its reasonable efforts to obtain such an

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

extension of the BN Patent Rights or Joint Program Patent Rights.  BN shall further cooperate with Crucell in obtaining any such extensions.  BN agrees to execute such documents, or to arrange to have such documents executed, and take such actions as Crucell may reasonably request in connection herewith at Crucell’s cost and expense.

10.8                        Special Provisions.  Both Parties, as well as their respective German Affiliates and German Sublicensees performing activities hereunder, shall:

(a)                                 have in place a corporate policy that:  (i) requires employees and contractors to assign their Inventions made during the course of their work, as well as the intellectual property rights (the Patent Rights and Know-How rights) concerning such Inventions, to their employers; and (ii) governs the compensation that such employees and contractors are to receive for such Inventions, Patent Rights and Know-How rights;

(b)                                 agree with their German employees and German contractors acting on their behalf to assign their Inventions, as well as the intellectual property rights (the Patent Rights and the Know-How rights concerning those Inventions), made under the Development Program and/or while conducting Commercialization activities, to their employers; and

(c)                                  agree with their German employees or any other German person acting on their behalf on any and all royalty or other compensation payable to their said employee or other person, or any invention conceived, reduced to practice, developed, made or created in the performance of, or as a result of, the Research Program by said employees or any other person acting on their behalf; and

(d)                                 be responsible for paying to said German employees or any other person acting on their behalf any and all royalty or other compensation payable to the employee or other person, for any invention conceived, reduced to practice, developed, made or created in the performance of, or as a result of, the Research Program by said employees or any other person acting on their behalf; and

(e)                                  compensate their German employees and German contractors for all such Inventions, as well as the intellectual property rights (the Patent Rights and the Know-How rights concerning those Inventions) made under the Development Program and/or while conducting Commercialization activities.

Article 11 Financial Provisions

11.1                        Supply Price.  In consideration for the supply of the Multivalent MVA-BN Vector hereunder and under the Commercialization Supply Agreement, Crucell shall pay BN for the supply of the Multivalent MVA-BN Vector in accordance with the Commercialization Supply Agreement at a price to be agreed but that does not exceed the cost charged under the Development Supply Agreement adjusted for inflation as per the Danish Consumer Price Index as published by Statistics Denmark with the first such adjustment being made in 1 January 2016.

11.2                        Payments on Net Sales.  In consideration for the rights granted hereunder, Crucell shall pay BN a royalty during the Royalty Term, at the following rates:

(a)                                 [***] percent ([***]%) of Net Sales of Licensed Products by Crucell, its Affiliates and Sublicensees made to an other than those specified in Section 11.2(b); or

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

(b)                                 [***] percent ([***]%) of Net Sales of Licensed Products by Crucell, its Affiliates and Sublicensees for all sales (i) if the sale is at a price which is greater than or equal to Crucell\s cost of goods as calculated in accordance with Crucell’s usual procedures consistently applied to vaccine products plus [***] percent ([***]%), or (ii) in any of the US, the European Economic Area, Switzerland, Japan, Singapore or South Korea unless such sale in such country is made to an institute listed in Annex G at less than Crucell\s cost of goods as calculated in accordance with Crucell’s usual procedures consistently applied to similar products plus [***] percent ([***]%).

(c)                                  Those royalties, if any, to be paid for Net Sales of Licensed Products by Crucell, its Affiliates and Sublicensees for sales for diagnostics applications shall be negotiated in good faith between the Parties upon one of the Parties delivering Notice to the other Party of the desire to have such negotiations.  The Parties hereby agree that they shall not unreasonably delay or refuse to have such negotiations.

11.5                        Other Royalty Provision.  No royalties shall accrue on the disposition of a Licensed Product by either Party in reasonable quantities without direct or indirect consideration being received by the Parties such as samples (promotional or otherwise) or as donations at less than cost price (for example, to non-profit institutions or government agencies for a non-commercial purpose, or to patient assistance programs) or for use in Clinical Studies conducted by or on behalf of Crucell.

11.6                        Third Party Royalties.  To the extent that royalties, license fees, and milestone or other payments are due to Third Parties under licenses or similar agreements necessary to allow the Manufacture, importation, use or sale or offer for sale of the Multivalent MVA-BN Vector, Multivalent MVA Vector or a Monovalent MVA Vector or any component thereof but not necessary for the Monovalent Ad26 ZEBOV Vector, a Monovalent Adenovirus Vector, a Multivalent Adenovirus Vector and/or any Multivalent Ad26 Vector such payments shall be made by Crucell provided always that Crucell shall be entitled to deduct [***] percent ([***]%) of such payments from the royalties payable to BN pursuant to Section 11.2(b) subject to such royalties not being reduced below [***] percent ([***]%) of Net Sales.  For the sake of clarity, a component of the Multivalent MVA-BN Vector, Multivalent MVA Vector or a Monovalent MVA Vector is not necessary for the Monovalent Ad26 ZEBOV Vector, a Monovalent Adenovirus Vector, a Multivalent Adenovirus Vector and/or any Multivalent Ad26 Vector if that same component is part of the Monovalent Ad26 ZEBOV Vector, a Monovalent Adenovirus Vector, a Multivalent Adenovirus Vector and/or any Multivalent Ad26 Vector.

11.7                        Crucell Payment Obligations.  Crucell shall be solely responsible for the payment of any royalties, license fees, and milestone or other payments due to Third Parties under licenses or similar agreements necessary to allow the Manufacture, importation, use or sale or offer for sale of the Monovalent Ad26 ZEBOV Vector, a Monovalent Adenovirus Vector, a Multivalent Adenovirus Vector and/or any Multivalent Ad26 Vector (or any component of the foregoing) but not necessary for the the Multivalent MVA-BN Vector, Multivalent MVA Vector or a Monovalent MVA Vector.  For the sake of clarity, a component of the Monovalent Ad26 ZEBOV Vector, a Monovalent Adenovirus Vector, a Multivalent Adenovirus Vector and/or any Multivalent Ad26 Vector (or any component of the foregoing) is not necessary for a the Multivalent MVA-BN Vector, Multivalent MVA Vector or a Monovalent MVA

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

Vector merely because that same component is part of a the Multivalent MVA-BN Vector, Multivalent MVA Vector or a Monovalent MVA Vector as appropriate.

11.8                        Further Payment Obligations.  Crucell shall be responsible for the payment of and pay any royalties, license fees, and milestone or other payments due to Third Parties under licenses or similar agreements necessary to allow the Manufacture, importation, use or sale or offer for sale of the Licensed Product other than those set forth in Sections 11.6 and/or 11.7.

11.9                        Payments and Milestones.

(a)                                 Upfront Fee.  Within [***] of the Effective Date, Crucell shall pay BN an upfront fee of twenty-five million United States dollars (25,000,000 USD).

(b)                                 Milestone Payments.  Crucell shall pay BN the following one time milestone payments:

(1)                                 [***] for which a royalty is due under Section 11.2(b) in the Territory.

(2)                                 [***].

11.10                 If, under a US government funding arrangement pursuant to Section 4.8, any of the payments under this Agreement or the Development Supply Agreement are reduced or reclaimed by the US government, Crucell shall pay to BN an amount equal to the amount of the reduction or reclaim.

Article 12 Payments, Books and Records

12.1                        Royalty Reports and Payments.  After the supply of the first Licensed Product to a Third Party by Crucell, its Affiliates or Sublicensees of a Licensed Product on which royalties are payable, Crucell will submit to BN a written Sales and Royalty Report for each Licensed Product, in the form as set forth in Annex E, within [***] after the end of each Calendar Quarter, setting out in respect of each country in which Licensed Product’ is supplied to a Third Party, by Licensed Product, the quantity and Net Sales value of Licensed Products sold or supplied free of charge during the Calendar Quarter to which the royalty payment relates.  The report shall show the total Net Sales value for each country expressed both in local currency and in the payment currency as defined in Section 12.3 below, showing the conversion rate used; and showing for each Licensed Product the applicable royalty rate and the calculation of the royalties payable pursuant to Section 11.2.  Concurrently with the submission of such reports, the selling Party shall pay such royalties to the other Party within [***] after the end of the respective Calendar Quarter.  In addition, a final report shall be submitted by BN to Crucell within [***] of termination or expiration of this Agreement.

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

12.2                        Payments for Costs Incurred by either Party.  Following the Effective Date, within [***] after the end of each respective Calendar Quarter during the term of this Agreement (and up to 2 Calendar Quarters after the term of this Agreement), BN will provide Crucell with a report detailing the actual costs incurred during such Calendar Quarter as part of the Development Program (as described in section 4.8 above) in such reasonable detail and format to enable Crucell to reimburse BN for such costs.  BN will provide and send to Crucell an invoice for such amount which shall be payable within [***] after the receipt thereof in the currency described in section 12.3 below.  The Parties shall use Commercially Reasonable Efforts to provide all reports hereunder in sufficient time to permit the Parties to comply with their reporting obligations under applicable securities laws, rules and regulations.

12.3                        Method of Payment.  The payment to be made under Section 11.9(a) shall be paid in USD.  Save in respect of the payment to be made under Section 11.9(a) all other payments due hereunder to BN shall be made in Euros and paid by bank wire transfer in immediately available funds to a bank account designated in writing by BN.

12.4                        Interest.  If any payment under this Agreement is not made by the date on which the same becomes due and payable and in case the delay is not occasioned by Force Majeure, the late Party shall owe the other Party interest at [***] percent ([***] %) on any outstanding amount assessed from the date the late Party receives notice from the other Party of such unpaid amount that is overdue, until payment is made in full.

12.5                        No Refunds.  Payments referred to herein shall not be refundable under any circumstances, including but not limited to the termination of this Agreement for whatever reason.

12.6                        Currency Conversion.  If any currency conversion shall be required in connection with the calculation of royalties or payments hereunder, such conversion shall be made using the following method:  for the upcoming calendar year, Crucell shall provide BN:  (a) a Currency Hedge Rate(s) to be used for the local currency of each country of the Territory; and (b) the details of such Currency Hedge Rate(s) in writing.  This shall be provided not later than [***] after the Currency Hedge Rate(s) are available from Crucell, which is customarily in December.  Such Currency Hedge Rate(s) will remain constant throughout the upcoming calendar year.  The Parties shall use the Currency Hedge Rate(s) to convert Net Sales to Euro for the purpose of calculating royalties and payments between the Parties.

12.7                        Taxes.

(a)                                 Withholding.  The paying Party will make each payment to the other Party under this Agreement without deduction or withholding for Taxes except to the extent that any such deduction or withholding is required by law in effect at the time of payment.  Any Tax required to be withheld on amounts payable under this Agreement will be paid by the paying Party on behalf of the other Party to the appropriate governmental authority, and the paying Party will furnish the other Party with proof of payment of such Tax.  Any such Tax required to be withheld will be an expense of and borne by the other Party.  Prior to any first payment by the paying Party to the other Party in one Calendar Year, the said other Party shall provide the paying Party with any relevant form required by the Tax authorities in order for the said other Party to:

(1)                                 attest to the other Party’s fiscal residence; and

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

(2)                                 obtain the application of the reduced withholding tax rate or the exemption of the withholding tax, according to the relevant bilateral agreement against double taxation.

The paying Party will forward to the said other Party such relevant application forms for fulfillment at least [***] prior to any payment.  In the event the said other Party fails to return such forms duly filled and signed before a payment date, the paying Party will declare and pay withholding tax at the local common law rate applicable to the payments, and the paying Party will deduct such tax from the corresponding payment to the said other Party.  The paying Party shall remit the withholding tax to the proper Tax authority and proof of payment of such tax shall be secured and sent to the said other Party as evidence of such payment.

(b)                                 V.A.T.  All amounts in this Agreement are stated to be exclusive of VAT and other sales or indirect taxes, which may be due on any invoice.  If any such taxes are payable on the payments under this Agreement, then the payor shall be responsible for the payment of such taxes to the payee following receipt of a valid tax invoice from the payee.

12.8                        Records and Inspections.  Each Party and its Affiliates shall keep complete, true, and accurate books of account and financial records for the purpose of determining the payment amounts (including royalty payments (including the amount of royalties due under the NIH License), payments for Development costs incurred and payments based on the Cost of Goods) payable under this Agreement and payable under the NIH License.  Such books and records shall be kept at the principal place of business of such Party or its Affiliate, as the case may be, for at least [***] following the end of the Calendar Quarter to which they pertain.  Upon the written request of the representative or agent of the Party conducting the audit (the “Auditing Party”) but not more often than once each Calendar year, at the Auditing Party’s expense, the party being audited (the “Audited Party”) shall permit an independent certified accountant selected by the Auditing Party and reasonably acceptable to the Audited Party to have access during normal business hours to those financial records of the Audited Party (and its Sublicensees where relevant) as may be reasonably necessary for the sole purpose of verifying the accuracy of the quarterly royalty calculations and invoices for Development costs incurred.  Such examination shall be limited to a period of time no more than [***] immediately preceding the request for examination.

The report of the independent certified accountant shall be shared with the Audited Party prior to distribution to the Auditing Party such that the Audited Party can provide the independent certified accountant with justifying remarks for inclusion in the report prior to sharing the conclusions of such independent public audit with the Auditing Party.  The final audit report will be shared with the Audited and Auditing Parties at the same time and specify whether the amounts audited were correct or, if incorrect, the amount of any underpayment or overpayment.  In the event that there has been an underpayment by Crucell or an overstatement of costs by BN of more than [***] percent ([***]%) then the Audited Party shall reimburse the Auditing Party’s costs of such audit.

The party to whom such payment is due will issue an invoice for the corresponding amount, payable within [***] of its receipt of the invoice.

12.9                        Audit Under NIH License.  BN recognizes and agrees that, pursuant to Sections 8.01 and 8.02 of the NIH License (and as is set out in Annex I), the licensor of the NIH License shall have the right to

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

inspect the books and records set forth in Section 12.8 of BN and, in the event of an underreporting or underpayment, then BN shall insure that any monies owed therefor is paid to Crucell within [***] of BN being informed that such monies are owed.

Article 13 Publications and Press Releases

13.1                        Review of Publication.  As soon as is practicable, and prior to any disclosure (in whatever form or format, whether in writing or orally), or submission to any Third Party for publication of a manuscript, describing or containing scientific data resulting from any work accomplished as part of the Development Program (a “Publication”), BN and its Affiliates or Crucell and its Affiliates, as the case may be, shall disclose to each Party the intended Publication, and shall allow each Party at least [***] to determine whether such Publication contains subject matter for which patent protection should be sought prior to publication or which the other believes should be modified to avoid necessary regulatory or commercial difficulties or disclosure of that Party’s confidential information.  With respect to publications by investigators or other Third Parties, such publications shall be subject to review by the Operations Committee under this Section.

13.2                        Publication Rights.  After the expiration of [***] from the date of receipt of such Publication by the members of the Operations Committee under Section 13.1, unless BN or Crucell or their Affiliates has received the written Notice specified in 13.3, the authoring Party shall be free to submit or disclose such Publication in any manner consistent with academic standards.

13.3                        Delay of Publication.  Prior to the expiration of the [***] period specified in Section 13.1, the Operations Committee may Notify the submitting Party of its determination that such Publication contains objectionable material, material that negatively impacts a Party’s business interest, discloses confidential information of that Party, or material that consists of patentable subject matter for which patent protection should be sought.  The notified Party shall withhold its proposed Publication and confer with the Operations Committee to determine the best course of action to take in order to modify or delay the Publication.  After resolution of the regulatory or commercial issues, or either the filing of a patent application or removal from the proposed publication of the patentable subject matter or confidential information, the submitting Party shall be free to submit or disclose the Publication.  The submitting Party shall not be obliged to delay publication by more than [***] from the date of request by the non-publishing Party.

13.4                        Publicity and Press Releases.  If either Party wishes to issue a press release with respect to this Agreement, it will provide a draft of such press release, which shall be brief and factual, to the other Party prior to its release and allow a reasonable time for the other Party’s review and consent.  Either Party may make subsequent public disclosure of the same contents of such press release.  Each Party agrees not to issue any other press release or other public statement, whether oral or written, disclosing the terms hereof or any information relation to this Agreement without the prior written consent of the other Party.  Notwithstanding the above, each Party acknowledges that the other Party is listed on a public stock exchange, and each Party therefore accepts and agrees that the other Party shall be free to release any such company announcements as reasonably necessary to ensure compliance with Applicable Law and

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

stock exchange regulation without such prior written consent but, in such an event, the Party making such disclosure will use reasonable efforts to minimalize such disclosure .

13.5                        Use of Name.  Neither Party shall use the name of the other Party or its Affiliates or any of their employees in any publications, publicity, promotional materials or advertising, without the prior specific written permission of the other Party.

Article 14 Confidentiality

14.1                        Confidentiality Obligations.  During the Term of this Agreement and for a period of [***] thereafter, each Party and its Affiliates shall maintain in confidence all Confidential Information disclosed by the other Party (the “Discloser”) which is identified as confidential including without limitations information relating to the Discloser’s Know-How, and shall not, except as permitted by this Agreement, use such Confidential Information or disclose the same to anyone other than those of its agents, direct employees, consultants and investigators for the execution of the Development Program, Commercialization or as otherwise is necessary in connection with such receiving Party’s (the “Recipient”) activities as contemplated, responsibilities and obligations as set forth in this Agreement, provided, however, that, except for disclosures to governmental health regulatory authorities, any disclosure by the Party’s direct employees, consultants and investigators or agents for the execution of the Development Program or Commercialization, shall require prior review and approval for disclosure.  Each Party shall obtain a written agreement prior to disclosure to such agents, direct employees, consultants or investigators containing obligations to hold in confidence and not make use of such Confidential Information Confidential Information for any purposes other than as permitted by this Agreement, which obligations will not be less stringent than the obligations in this Section.

14.2                        Diligence.  Each Recipient shall use similar efforts to that which it uses to protect its own trade secrets or proprietary information, but, in any event, not less than Commercially Reasonable Efforts to ensure that its agents, direct employees, consultants and investigators for the execution of the Development Program and Commercialization or otherwise do not disclose or make any unauthorized use of such Confidential Information.  Each Party shall notify the other without undue delay of its knowledge of any unauthorized use or disclosure of the other’s Confidential Information.

14.3                        Exceptions to Confidentiality.  The confidentiality obligations under this Agreement shall not apply to the extent that:

(a)                                 the Recipient is required to disclose information by order or regulation of a governmental agency or court of competent jurisdiction or by applicable stock exchange rules and regulations, or Recipient can demonstrate that;

(b)                                 the disclosed Confidential Information was at the time of such disclosure by Recipient already in the public domain other than as a result of actions of Recipient, its Affiliates and its agents, direct employees, consultants or investigators, in violation hereof;

(c)                                  the disclosed Confidential Information was rightly known by Recipient (as shown by its written records) and not subject to obligations of confidentiality to the Discloser prior to the date of disclosure to Recipient in connection with the Agreement;

(d)                                 the disclosed Confidential Information was independently developed without regard to the Confidential Information (as shown by its written records); or

(e)                                  The disclosed Confidential Information was received by Recipient (as shown by its written records) on an unrestricted basis from a source unrelated to any Party to this Agreement and not under a duty of confidentiality to the other Party.

14.4                        Permitted Disclosures.  Each Party hereto may disclose another’s Confidential Information to the extent such disclosure is necessary in complying with applicable governmental regulations or otherwise submitting information to either Tax or other governmental authorities, provided that if a Party is required to make any such disclosure of another Party’s confidential information, other than under the terms of an appropriate confidentiality agreement, it will give reasonable advance Notice to the latter Party of such disclosure.  Notwithstanding the foregoing, neither Party shall disclose to Third Parties, clinical data or Regulatory Filings received from the other Party.

14.5                        Disclosures under NIH License.  The Parties agree that Crucell will send a fully-executed copy of this Agreement to the licensor of the NIH License.

14.6                        Neither Party shall include Confidential Information belonging to the other Party in any proposal to the US government to which FAR clause 52.227-23 will apply without the prior written consent of the other Party.

Article 15 Representations and Warranties

15.1                        Mutual Representations and Warranties.  Each Party represents and warrants to the other that:  (a) it has the full right and authority to enter into this Agreement and grant the rights and licenses granted herein; (b) it has not previously granted and will not grant any rights in conflict with the rights and licenses granted herein; (c) there are no existing or threatened actions, suits or Claims pending against it with respect to their respective Patent Rights, Know-How and Program Materials or their right to enter into and perform its obligations under this Agreement; and (d) it has not previously granted, and will not grant during the term of this Agreement, any right, license or interest in or to its Patent Rights, Know-How and Program Materials licensed hereunder, or any portion thereof, to manufacture, sell or use a product that is in conflict with the rights or licenses granted under this Agreement.

15.2                        Disclaimer of Warranties.  Each Party specifically disclaims any guarantee that the Development Program or Commercialization will be successful, in whole or in part.  To the extent that BN and Crucell have complied with their obligations under this Agreement, the failure of the Parties to successfully develop a Licensed Product will not constitute a breach of any representation or warranty or other obligation under this Agreement.  Neither BN nor Crucell makes any representation or warranty or guaranty that the Development Program will be successful.  BN AND CRUCELL EXPRESSLY DISCLAIM ANY WARRANTIES OR CONDITIONS, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE DEVELOPMENT PROGRAM AND THE CRUCELL INTELLECTUAL PROPERTY AND THE BN INTELLECTUAL PROPERTY AND THE CRUCELL MATERIALS AND BN MATERIALS, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, NONINFRINGEMENT, OR FITNESS FOR A PARTICULAR PURPOSE,

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

VALIDITY OF INTELLECTUAL PROPERTY, PATENTED OR UNPATENTED, AND NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

15.3                        Effect of Representations and Warranties.  It is understood that if the representations and warranties under this Section are not true and accurate and BN or Crucell incurs liabilities, costs or other expenses as a result of such falsity, BN or Crucell, as the case may be, shall indemnify, defend and hold the other Party harmless from and against any such liabilities, costs or expenses incurred, provided that the indemnifying Party receives Notice without undue delay of any Claim against BN or Crucell, as the case maybe, resulting from or related to such falsity, the cooperation of the indemnified Party, as requested in connection with any such Claim, and the sole right to control the defense or settlement thereof

15.4                        Representations and Warranties of Crucell.  Crucell represents and warrants that:

(a)                                 it shall not use BN Technology or BN Patent Rights, directly or indirectly, otherwise than is provided for in the terms of the Supply Agreement and in this Agreement;

(b)                                 to its knowledge, prior to the Effective Date, Crucell has not received any written notification that the Crucell Technology transferred hereunder infringes any rights of any Third Parties; and

(c)                                  that it Controls the right to grant all the rights that it is granting herein.

15.5                        Representations and Warranties of BN.  BN represents and warrants that:

(a)                                 it shall not use Crucell Technology or Crucell Patent Rights, directly or indirectly, otherwise than is provided for in the terms of this Agreement and the Supply Agreement;

(b)                                 to its knowledge, prior to the Effective Date, BN has not received any written notification that the BN Technology infringes any rights of any Third Parties; and

(c)                                  that it Controls the right to grant all the rights that it is granting herein.

Article 16 Indemnification, Liability and Insurance

16.1                        By BN.  Except for the willful misconduct or negligence of Crucell, Crucell shall not be liable for and BN shall indemnify and hold Crucell, its officers, directors, employees and agents (“Crucell Indemnitee”) [***], arising in [***].

16.2                        By Crucell.  BN shall not be liable for and Crucell shall indemnify and hold BN, its officers, directors, employees and agents (“BN Indemnitee”) [***], arising in [***] provided however that [***]

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

[***].

16.3                        Procedure.  A Party (the “Indemnitee”) that intends to claim indemnification under this Section shall without undue delay Notify the other Party (the “Indemnitor”) in writing of any loss, Claim, damage, liability or action in respect of which the Indemnitee or any of its Affiliates (in the case of BN, its Registered Affiliates), Sublicensees or their directors, officers, employees or agents intend to claim such indemnification, and the Indemnitor shall have the right to participate in, and, to the extent the Indemnitor so desires, to assume the defense thereof with counsel mutually satisfactory to the Parties; provided, however, that Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitor, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other Party represented by such counsel in such proceeding.  The indemnity agreement in this Section shall not apply to amounts paid in settlement of any loss, Claim, damage, liability, or action if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld unreasonably.  The failure to deliver written Notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Section but the omission so to deliver written Notice to the Indemnitor shall not relieve it of any liability that it may have to any Indemnitee otherwise than under this Section.  The Indemnitee under this Section, its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action, Claim or liability covered by this indemnification.

16.4                        Insurance.  Each Party shall, at its own cost and expense, obtain and maintain in full force and effect during the Term the following:  (i) Commercial General Liability Insurance (including any self-insured arrangements) with a limit of not less than $[***]  per occurrence and $[***]  annual aggregate; (ii) Products Liability Insurance (including any self-insured arrangements) with a per-occurrence limit of not less than $[***]  and $[***]  annual aggregate; and (iii) where required by law, each Party responsible for sponsoring clinical trials shall obtain and maintain Clinical Trial Insurance (including any self-insured arrangements) in full compliance with the legal requirements of the jurisdiction in which the clinical trial will be conducted.  If any of the required policies of insurance are written on a Claims made basis, such policies shall be maintained throughout the Term and for a period of at least 3 years thereafter.  Upon the other Party’s written request from time to time, each Party shall without undue delay furnish to the other Party a certificate of insurance or other evidence of the required insurance.

16.5                        Special, Indirect and Other Losses.  NEITHER PARTY NOR ANY OF ITS AFFILIATES SHALL BE LIABLE IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY OR OTHERWISE FOR ANY CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES OR FOR LOSS OF PROFITS SUFFERED BY THE OTHER PARTY, EXCEPT TO THE EXTENT ANY SUCH DAMAGES ARE REQUIRED TO BE PAID TO A THIRD PARTY AS PART OF A CLAIM FOR WHICH A PARTY PROVIDES INDEMNIFICATION UNDER THIS ARTICLE 16.

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

Article 17 Term and Termination

17.1                        Term.  The term of this Agreement shall be that period starting on the Effective Date and shall expire on the expiry of the Royalty Term for the last of the Licensed Products (the “Term”), unless this Agreement is otherwise terminated early as provided for herein.

17.2                        Termination for Cause.  Either Party to this Agreement may terminate this Agreement in the event the other Party shall have materially breached or defaulted in the performance of any of its material obligations hereunder, and such default shall have continued for [***] after written Notice thereof was provided to the breaching Party by the non-breaching Party (the “Cure Period”).  Any termination shall become effective at the end of such [***] Cure Period unless the breaching Party (or any other Party on its behalf) has cured any such breach or default prior to the expiration of the [***] Cure Period.

17.3                        Termination for Convenience.  During Development and Commercialization, Crucell shall have the right to terminate this Agreement at any time with a [***] written Notice.  Such Notice period commences upon BN’s receipt of the written Notice of termination.

17.4                        Termination Upon Insolvency or Bankruptcy.  If either Party is going to file for insolvency or is served notice that a Third Party is intending to or has filed for insolvency the affected Party shall promptly Notify the other Party.  It is intended by the Parties that, subject to this Section 17.4, the licenses granted herein shall survive any insolvency of the Parties.  Notwithstanding the foregoing, on the insolvency of a Party, the non-insolvent Party shall have the option by written Notice to immediately terminate this Agreement.

17.5                        In the event of a Change of Control of BN prior to the first anniversary of the Effective Date or at any time if the acquirer is a Competitor then, at the election of Crucell, this Agreement shall terminate.  In the event that Crucell does not elect to terminate this Agreement, then Crucell may elect (CoC Option) to terminate all Sections of this Agreement other than 5.5, 9.2, 9.3, 11.2, 11.5, 11.6, 11.7, 11.8, 11.9, 12, 14, 16 and 18 and the licenses granted in Section 9.2 shall be extended to include the right for Crucell to Manufacture a Multivalent MVA Vector, the Multivalent MVA-BN Vector and a Monovalent MVA Vector.

17.6                        Rights and Obligations on Termination.

(a)                                 Termination by either Party pursuant to this Article shall not prejudice any other remedy that a Party might have.  Termination of this Agreement for any reason shall not release any Party hereto from any liability which, at the time of such termination, has already accrued to the other Party or which is attributable to a period prior to such termination nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement.

(b)                                 Upon termination or expiration of this Agreement or by Crucell exercising either of its rights under Section 17.5 by either Party for any reason, at Crucell’s written request and option, BN and its Affiliates shall either:  (i) destroy all Crucell Materials they have (Derivatives thereof) and destroy all documents containing Crucell Know How; or (ii) deliver and/or return to Crucell such Crucell Materials and Crucell Know How.

(c)                                  Upon termination of this Agreement by either Party for any reason, at BN’s written request and option, Crucell and its Affiliates shall either:  (i) destroy all BN Materials they have (Derivatives thereof) and destroy all documents containing BN Know How; or (ii) deliver and/or return to BN such BN Materials and BN Know How.

(d)                                 In the event that this Agreement is terminated for any reason other than expiration of the Royalty Term, then all licenses granted by either Party hereunder shall immediately terminate with the sole exception of the license granted under Section 9.3, and then BN will be free to conclude licenses with any other entity concerning a Multivalent MVA Vector, the Multivalent MVA-BN Vector and a Monovalent MVA Vector.  The foregoing shall not apply to licenses granted to Crucell (which licenses to Crucell shall continue pursuant to the continuing provisions of this Agreement under Section 17.5) if Crucell exercises its CoC Option pursuant to Section 17.5.

(e)                                  Upon any termination of this Agreement by one or both Parties for any reason, both Parties shall without undue delay return to the other all Confidential Information including Technology received from the other (except one copy of which may be retained for archival purposes), except that a Party shall not be required to return Confidential Information including Technology to the other for which it has been granted rights under this Agreement that continues after termination .  The foregoing shall not apply to the Confidential Information received from BN (which Crucell is entitled to retain pursuant to the continuing provisions of this Agreement under Section 17.5) if Crucell exercises its CoC Option pursuant to Section 17.5.

(f)                                   On the expiry of this Agreement pursuant to Section 17.1, all of the licenses granted hereunder become non-exclusive and royalty free and the Parties shall not be required to return Confidential Information to each other if this Agreement has expired in accordance with Article 17.1 and such information is required to continue the development of, or marketing of, Licensed Products.

(g)                                 Termination for Convenience.  Upon termination of this Agreement for convenience pursuant to Section 17.3, and in the absence of an uncured material breach by BN, then no further payments from Crucell, other than outstanding amounts due to BN, shall be due and all licenses granted by either Party hereunder shall immediately terminate and this Agreement shall terminate without penalty to either Party.

(h)                                 For the sake of clarity, in the event of a termination or expiry of the licenses granted to Crucell under this Agreement for any reason, then BN will be free to conclude licenses with any other entity concerning a Multivalent MVA Vector, the Multivalent MVA-BN Vector and a Monovalent MVA Vector.  For the sake of clarity, in the event of a termination or expiry of the licenses granted to Crucell under this Agreement for any reason, then Crucell will be free to conclude licenses with any other entity concerning a Monovalent Ad26 ZEBOV Vector, a Monovalent Adenovirus Vector, a Multivalent Adenovirus Vector and/or any Multivalent Ad26 Vector

(i)                                    Stock on Hand.  In the event this Agreement is terminated for any reason, the terminated Party and, in the case of Crucell, its Affiliates and Sublicensees shall have the right to sell or otherwise dispose of the stock of any Licensed Product subject to this Agreement then on hand, subject to the payment of royalties as provided herein.

17.6                        Termination of NIH License.

(a)                                 Basis for Termination.  BN understands and agrees that the NIH License may be terminated by either Crucell or by the licensor of the NIH License for a variety of reasons as set forth therein and in particular in Article 13, such reasons including breach, for convenience, insolvency and those reasons set forth in Sections 13.06-13.08 of Annex I.

(b)                                 Consequences.  In the event that the NIH License is terminated (pursuant to Article 13 of the NIH License), then the licenses granted hereunder to the Patent Rights listed in Part 1 and Part 2 of Annex C shall, at the option of BN, either:

(1)                                 terminate; or

(2)                                 be converted into a license directly between BN and the licensor of the NIH License.  Such conversion is subject to the approval of the licensor of the NIH License, which shall not be unreasonably withheld and is contingent upon acceptance by BN of the remaining provisions of the NIH License.

17.7                        Survival.  In addition to any clause expressed to survive expiration or termination, insofar as applicable, Sections 10.1through 10.6, 10.8(c), 12, 13, 14, 15.2, 17 and 18 of this Agreement shall survive expiration or termination of this Agreement for any reason.

Article 18 Miscellaneous

18.1                        Entire Agreement.  This Agreement contains the entire agreement of the Parties regarding the subject matter hereof and supersedes all prior agreements, understandings, and negotiations regarding the same.  This Agreement may not be changed, modified, amended, or supplemented except by a written instrument signed by both Parties hereto.

18.2                        Assignment.  Neither Crucell nor BN may assign this Agreement to another party.  Notwithstanding the foregoing, Crucell may without BN’s consent assign any or all of its rights and obligations hereunder to any Affiliate, and BN may without consent from Crucell assign this Agreement to any Affiliate.  Both Parties may assign this Agreement to a successor in title or to a Third Party company acquiring direct or indirect control of substantially all of its business related to this Agreement and such assignment shall then be binding upon, and inure to the benefit of, both Parties.  The foregoing notwithstanding, the Parties understand and agree that all such assignments on the part of Crucell will be subject to approval of the licensor of the NIH License.

18.3                        Severability.  If any part of this Agreement shall be held invalid and/or unenforceable, the remainder of the Agreement shall nevertheless remain in full force and effect.

18.4                        Further Assurances.  Each Party hereto agrees to execute, acknowledge and/or deliver such further instruments, and to do all other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

18.5                        Force Majeure.  Neither BN nor Crucell shall be liable for any failure or delay in performance under this Agreement which is due in whole or in part directly or indirectly to any cause of any nature beyond the reasonable control of such Party.  In the event that any such force majeure cause/situation has lasted in total for more than [***], the Party not affected by such force majeure shall have the right to terminate this Agreement.

18.6                        Notices and Reports.  All notices and reports required by this Agreement shall be in writing and in the English language (“Notices”).  All notices and reports shall be sent by fax followed by registered airmail to the Parties at the following addresses or such other addresses as may be designated in writing by the respective Parties:

To Crucell:                                          Crucell Holland B.V.

Archimedesweg 4,

2333 CN Leiden

The Netherlands

Attn.  Business Development

With a copy to:                  Office of the General Counsel
Johnson & Johnson
One Johnson & Johnson Plaza
New Brunswick, NJ 08933
United States of America
Attn:  General Counsel

To BN:                                                              Bavarian Nordic A\S
Hejreskovvej 10A
3490 Kvistgaard
Denmark
Attn.  President and CEO

Any notices shall be deemed given when received by the other Party.

18.7                        Expenses.  Each Party shall bear its own expenses, if not expressly agreed otherwise in this Agreement.

18.8                        Relationships of the Parties.  Both Parties are independent contractors under this Agreement.  Nothing contained in this Agreement is intended nor is to be construed so as to constitute Crucell and BN as partners or joint ventures with respect to this Agreement.  Neither Party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any other contract, agreement, or undertaking with any Third Party.

18.9                        Export Laws.  Notwithstanding anything to the contrary contained herein, all obligations of BN and Crucell are, to the extent applicable, subject to compliance with United States export regulations and such other United States laws and regulations as may be applicable, and to obtaining all necessary approvals required by the applicable agencies of the government of the United States.  BN and Crucell

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

shall cooperate with each other and shall provide assistance to the other as reasonably necessary to obtain any required approvals.

18.10                 Waiver.  The waiver by either Party of a breach of any provisions contained herein shall be in writing and shall in no way be construed as a waiver of any succeeding breach of such provision or the waiver of the provision itself.

18.11                 Choice of Law.  This Agreement shall be construed and interpreted according to the laws of Denmark without reference to conflicts of laws principles and to the exclusion of any rule that would refer the subject matter to another forum.  The English version of this Agreement shall, in case of conflicts between translations, govern.

18.12                 Dispute Resolution.  The Parties shall, in good faith, attempt to amicably resolve any disputes arising under this agreement first via mediation according to the ADR rules of the International Chamber of Commerce (ICC), and, failing mediation within four (4) weeks of a request for mediation has been made, via binding arbitration according to the rules of the ICC.  The arbitral tribunal shall consist of three (3) arbitrators.  If a Party does not appoint its arbitrator within [***] following the expiry of the allotted period, then such arbitrator shall be selected in accordance with the ICC Rules.  The arbitrators may permit limited discovery as they deem appropriate in the circumstances of the dispute.  The arbitration shall be conducted in the Hague, the Netherlands, and all documents submitted to the arbitrators shall be, in English.  The arbitrators shall have no power to award punitive, special, incidental or consequential damages.  The arbitrator’s decision and award shall be final and binding upon all Parties.  Unless otherwise determined by the arbitrators, each Party shall bear its own costs for its counsel and other expenses, and the Parties shall equally share the costs of the arbitration.  Judgment upon the award rendered by arbitration may be issued and enforced by any court having competent jurisdiction.  This Section 18.13 shall not prevent the Parties, in order to protect its rights, from unilaterally seeking interim injunction or other forms of preliminary relief before the competent courts of a concerned jurisdiction and in accordance with the laws of said court.

Disputes concerning the NIH License and/or payments due thereunder shall be subject to the Section 14.12 of the NIH License if one of the parties to the dispute is the licensor of the NIH License or if the issue concerns an obligation or duty owned to the licensor of the NIH License.

18.13                 Anti-Corruption Laws.  Neither party shall perform any actions that are prohibited by local and other anti-corruption laws (collectively “Anti-Corruption Laws”) that may be applicable to one or both Parties to the Agreement.  Without limiting the foregoing, neither party shall make any payments, or offer or transfer anything of value, to any government official or government employee, to any political party official or candidate for political office or to any other Third Party related to the transaction in a manner that would violate Anti-Corruption Laws.

18.14                 Captions.  Paragraph captions are inserted for convenience only and in no way are to be construed to define, limit or affect the construction or interpretation hereof.

IN WITNESS WHEREOF, the Parties intending to be bound have caused this Agreement to be executed by their duly authorized representatives, as follows:

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

In witness whereof, the Parties have executed this subscription agreement in counterparts on 22 October 2014.

For and on behalf of
Bavarian Nordic A/S

By:		By:	[***]

Name:	[***]	Name:	[***]
Title:	Chairman of the Board of Directors	Title:	President, CEO

By:	[***]

Name:	[***]
Title:	Executive Vice President, CFO

For and on behalf of
Johnson & Johnson Development Corporation

By:

Name:	[***]
Title:	Vice President

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

On 22 October 2014,

For Bavarian Nordic A/S:

[***]		[***]
Name:	[***]	Name:	[***]
Capacity:	Chairman of the Board of Directors	Capacity:	President, CEO

[***]

Name:	[***]
Capacity:	Executive Vice President, CFO

For Crucell Holland B.V.:

Name:		Name:
Capacity:		Capacity:

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

IN WITNESS WHEREOF, the Parties intending to be bound have caused this Agreement to be executed by their duly authorized representatives, as follows:

BAVARIAN NORDIC A/S	CRUCELL HOLLAND B.V.

By	By	[***] n
Name:	Name:	[***]
Title:	Title:	Senior Legal Counsel & Corporate Secretary

22 October 2014

AMENDMENT NO. 1 TO COLLABORATION
AND LICENSE AGREEMENT

This Amendment No. 1 to the Collaboration and License Agreement is made and effective as of February 12, 2015 by and between Crucell Holland B.V. (“Crucell”) and Bavarian Nordic A/S (“BN”).

Recitals

Whereas Crucell and BN entered into that certain Collaboration and License Agreement effective as of October 22, 2014 (the “Agreement”); and

Whereas Crucell and BN desire to further amend the Agreement on the terms and conditions set forth below in accordance with Section 18.1 of the Agreement

NOW THEREFORE, for and in consideration of the mutual covenants contained herein, Crucell and BN hereby agree as follows:

1.                                      Definitions and Cross References.  Unless otherwise specified herein, each capitalized term shall have the meaning assigned to it in the Agreement and each reference to a Section or Article shall refer to the corresponding Section or Article in the Agreement.

2.                                      Section 3.1 (c) under (3).  Section 3.1 (c) under (3) shall be amended to read as follows:  “if the matter involves Development activities funded unilaterally by Crucell, or involves Development activities funded either directly or indirectly (e.g. through an “in-kind matching” funding structure) by funding bodies or mechanisms of the European Union (such as IMI) or of the US Government (including NIH and BARDA), or the matter involves Commercialization, then subject to 3.1 (d) below, Crucell shall have the final decision-making authority relative thereto.  For the avoidance of doubt, this right shall not reduce Crucell’s obligations to use Commercially Reasonable Efforts to Develop and Commercialize Licensed Products.  For clarity, this clause derogates from Section 3.1 (c) under (1); if the matter involves Development activities funded by a party other than Crucell, which party is not a funding body or mechanism of the European Union or the US Government, Section 3.1 (c) under (1) shall apply, unless the Parties agree otherwise by amendment of this Agreement”.

3.                                      Section 4.8 (d).  The following shall be added to the end of section 4.8(d):

“In case of a conflict between this Agreement and the grant agreement and/or consortium agreement for the EBOVAC, EBOMAN and EBODAC projects within the Ebola+ IMI program (an “IMI Agreement”) for matters related to intellectual property access rights (to the extent that the intellectual property access rights for EBOVAC and EBODAC provide no further access rights than those provided in EBOMAN), governance of (pre-) clinical trials (provided Crucell shares the relevant development plan or clinical trial protocol with Bavarian Nordic within a reasonable timeframe), such IMI Agreement will prevail.”

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(2), (4), (5) and (6) and 230.406

IN WITNESS WHEREOF, Crucell and BN have caused this Amendment No. 1 to be duly executed by their authorized representatives under seal, in duplicate on the dates written herein below.

CRUCELL HOLLAND B.V.		BAVARIAN NORDIC A/S

By:	[***]	By:	[***]
	Name: [***]		Name: [***]
	Title: Senior Legal Counsel & Corporate Secretary		Title: President & CEO